Exhibit 4.8

J & E DAVY
(AS SPONSOR)

BIRCHFIELD HOLDINGS LIMITED

AND

WATERFORD WEDGWOOD PLC

RIGHTS ISSUE UNDERWRITING AGREEMENT

DATED 20 June 2005

TABLE OF CONTENTS

1. INTERPRETATION	3
2. CONDITIONS	9
3. APPOINTMENTS	11
4. REGISTRATION AND APPLICATION	11
5. ALLOTMENT	12
6. SPONSOR / UNDERWRITER OBLIGATIONS	14
7. PAYMENT	16
8. SETTLEMENT	17
9. FEES, COMMISSIONS AND EXPENSES	17
10. WARRANTIES AND UNDERTAKINGS	19
11. RELEASE AND INDEMNITY	21
12. TERMINATION	23
13. CONTINUING OBLIGATIONS AND CONSENTS	24
14. ANNOUNCEMENTS AND INFORMATION	25
15. GENERAL	25

THIS AGREEMENT is made on 20 June 2005

BETWEEN:

(1)	J & E DAVY, an unlimited company registered in Ireland under number 106680, having its registered office at Davy House, 49 Dawson Street, Dublin 2 ("Sponsor");

(2)	BIRCHFIELD HOLDINGS LIMITED, an International Business Company registered in the British Virgin Islands under number 458528, having its registered office at Trident Chambers, PO Box 146, Road Town, Tortola, British Virgin Islands ("Birchfield"); and

(3)	WATERFORD WEDGWOOD PLC, a public limited company registered in Ireland under number 11861, having its registered office at Kilbarry, Waterford (the "Company").

WHEREAS:

(A)	The Company is a public limited company incorporated in Ireland under number 11861 and has at the date of this Agreement an authorised share capital of €210,000,000 divided into 3,500,000,000 ordinary shares of €0.06 each, of which 2,658,632,610 are in issue and fully paid up.

(B)	The Company proposes to raise up to €101,000,000 (before commissions and expenses) by means of the Rights Issue at the Price and on the terms to be set out in the Prospectus and the PALs.

(C)	Birchfield (the "Underwriter") has agreed to underwrite the Rights Issue at the Price on the terms and subject to the conditions of this Agreement and on the terms and conditions which will be contained in the Rights Issue Documents.

(D)	Sponsor has agreed to sponsor the Rights Issue on the terms and subject to the conditions of this Agreement and on the terms and conditions which will be contained in the Rights Issue Documents.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, including the Schedules, the following words and expressions shall have the meanings ascribed to them below:

"2004 Rights Issue" means the 5 for 3 rights issue of 1,661,645,381 Stock Units as detailed in the listing particulars document dated 15 December 2004 issued to Stockholders;

"Accounts" means the Group's reported audited financial statements as at or for the 12 month period ended on the Accounts Date (being the Group's last reported audited financial statements);

"Accounts Date" means 31 March 2005;

"Admission" means the admission of all of the Rights Issue Units, nil paid, to the official list of the Irish Stock Exchange and the official list maintained by the UK Listing Authority and to trading on the main markets for listed securities of the Irish Stock Exchange and the London Stock Exchange becoming effective in accordance with the Listing Rules and, in relation only to admission to trading of such units on the London Stock Exchange, the Admission and Disclosure Standards of the London Stock Exchange from time to time;

"Admission Fully Paid" means admission of all the Rights Issue Units fully paid to trading on the main markets for listed securities of the Irish Stock Exchange and the London Stock Exchange;

"Application" means the applications for Admission to be made by Sponsor on behalf of the Company;

"Birchfield Relevant Persons" or "Underwriter Relevant Persons" means Birchfield and (a) Sir Anthony O'Reilly, Mr Peter John Goulandris and the O'Reilly/Goulandris Interests; (b) each undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of Birchfield or a subsidiary undertaking of a parent undertaking of Birchfield or any of the O'Reilly/Goulandris Interests; and (c) a person who is, on or at any time after the date of this Agreement, a director, officer or employee of Birchfield or an undertaking specified in sub-paragraph (a) or (b) of this definition;

"Board" means the board of directors of the Company from time to time;

"Board Resolutions" means the resolutions of the Board to approve this Agreement and its execution and of the Board and the board of directors of Waterford Wedgwood UK to approve the Rights Issue Documents and to authorise (where required) their publication;

"Business Day" means any day (other than a Saturday or Sunday) on which lending banks in Dublin and London are open for business;

"Closing Date" means the last date for acceptance and payment in full under the Rights Issue;

"Companies Acts" means the Companies Acts 1963 to 2003;

"Company's Solicitors" means William Fry, Fitzwilton House, Wilton Place, Dublin 2;

"Concert Party" means Birchfield, the O'Reilly/Goulandris Interests, Sir Anthony O'Reilly, Mr Peter John Goulandris, the directors of Birchfield and any spouse, parent, sibling or child of any of the foregoing and a reference to a "member of the Concert Party" means any one of those persons;

"Conditions" means the conditions set out in Clause 2.1;

"CREST" means the relevant system for the paperless settlement of trades and the holding, of uncertificated securities operated by CRESTCo in accordance with the CREST Regulations;

"CRESTCo" means CRESTCo Limited (the operator of CREST);

"CREST member" means a person who has been admitted by CRESTCo as a system- member (as defined in the CREST Regulations);

"CREST Regulations" means the Companies Act 1990 (Uncertificated Securities) Regulations 1996 (SI No 68/1996) and the UK Uncertificated Securities Regulations 2001 (SI 2001/3755);

"CREST participant" means a person who is, in relation to CREST, a system-participant (as defined in the CREST Regulations);

"Davy Relevant Persons" means Sponsor and (a) each undertaking which is, on or at any time after the date of this Agreement, a subsidiary undertaking or parent undertaking of Sponsor or a subsidiary undertaking of a parent undertaking of Sponsor (including for the avoidance of doubt, Davy Corporate Finance Limited); and (b) each person who is, on or at any time after the date of this Agreement, a director, officer or employee of Sponsor or an undertaking specified in sub paragraph (a) of this definition;

"Directive" means European Parliament and Council Directive 2003/71/EC and any amending legislation in effect prior to the date of Admission Fully Paid;

"Directors" means all of the directors of the Company;

"Employee Participation Schemes" means the 1995 Irish Profit Sharing Scheme, the Employee Share Ownership Plan and the Share Incentive Plan 2002;

"Enablement Letter" means the letter in the agreed form from the Company to CRESTCo confirming that the conditions for admission of the Nil Paid Rights and Fully Paid Rights to CREST have been satisfied;

"Engagement Letter" means the letter from Davy Corporate Finance Limited to the Company dated 30 May 2005 confirming the scope of the engagement by the Company of Davy Corporate Finance Limited and Sponsor (in the latter's capacity as sponsor of the Rights Issue under the Listing Rules);

"Extraordinary General Meeting" means the extraordinary general meeting of the Company to be held no later than the day prior to the Posting Date for the purpose of passing the Increase/Authorisation Resolution and the Waiver Resolution or any adjournment of such meeting;

"Form of Proxy" means the form of proxy in connection with the Extraordinary General Meeting;

"Fully Paid Rights" means fully paid rights to acquire Rights Issue Units;

"FSMA" means the Financial Services and Markets Act 2000 of the United Kingdom and any amending legislation in effect prior to the date of Admission Fully Paid;

"Group" means the Company and the Subsidiary Undertakings and "member of the Group" or "Group Company" shall mean any one of them;

"Income Shares" means non-voting shares of nominal value Stg 1p each in the capital of Waterford Wedgwood UK which, when held by holders who have given a dividend election which remains in force in relation to Ordinary Shares, entitle holders of Stock Units to elect to receive dividends paid from UK sourced profits;

"Increase/Authorisation Resolution" means the ordinary resolution(s) of the holders of Ordinary Shares to increase the authorised share capital of the Company and to grant the Board authority to allot and issue a sufficient number of Ordinary Shares for the purposes of the Rights Issue and the special resolution to disapply applicable pre- emption rights so as to enable the Rights Issue to be made, in each case to be proposed at the Extraordinary General Meeting and contained in the notice of meeting convening the Extraordinary General Meeting;

"Independent Directors" means all of the Directors except for Sir Anthony O'Reilly, Mr Peter John Goulandris, Lady O'Reilly and Mr Tony O'Reilly, Jnr and any other Director who is directed by any of the Irish Stock Exchange, the UKLA or the Panel to abstain from participating in the recommendation of the Waiver Resolution;

"Independent Shareholders" means all holders of Ordinary Shares other than a holder of Ordinary Shares who is a member of the Concert Party;

"Irish Stock Exchange" means The Irish Stock Exchange Limited;

"Listing Rules" means the listing rules of the Irish Stock Exchange and/or, where appropriate, the listing rules of the UK Listing Authority, as such rules may be amended prior to Admission;

"London Stock Exchange" means the London Stock Exchange plc;

"Long Stop Date" means 30 September 2005 or such other date as the Company, the Underwriter and Sponsor may agree in writing;

"member account ID" means the identification code or number attached to any member account in CREST;

"Nil Paid Rights" means nil paid rights to subscribe for Rights Issue Units;

"Official List" means the official list of the Irish Stock Exchange (and/or, as appropriate, the official list maintained by the UK Listing Authority);

"Ordinary Shares" means ordinary shares of nominal value €0.06 each in the capital of the Company;

"O'Reilly/Goulandris Interests" means the holders of Stock Units in which (i) Sir Anthony O'Reilly has an interest, being currently Stoneworth Investment Limited, Albany Hill Limited, and Indexia Holdings Limited who hold, in aggregate, 530,974,324 Stock Units at the date of this Agreement; and (ii) Mr Peter John Goulandris has an interest, being currently Stoneworth Investment Limited, Albany Hill Limited, Araquipa International Limited and Cressborough Holdings Limited who hold, in aggregate, 651,935,092 Stock Units at the date of this Agreement. At the date of this Agreement, due to common interests, Sir Anthony O'Reilly and Mr Peter John Goulandris are in aggregate interested in 654,212,329 Stock Units through the O'Reilly/Goulandris Interests;

"PAL" means a renounceable provisional allotment letter in the agreed form to be issued in connection with the Rights Issue by the Company to certain Qualifying Non CREST Stockholders in respect of the Nil Paid Rights;

"Panel" means the Irish Takeover Panel;

"Participant ID" means the identification code or membership number used in CREST to identify a particular CREST member or other CREST participant;

"Posting Date" means the date on which the Company publishes the Prospectus and despatches the PALs being not later than 31 August 2005 or such other date as the Company, the Underwriter and Sponsor may agree in writing;

"Press Release" means the press release, in the agreed form, giving details, inter alia, of the Rights Issue;

"Price" means €0.06 per Rights Issue Unit;

"Prospectus" means the prospectus document or listing particulars for the purposes of the Rights Issue relating to the Company and the Group, as required by the Regulations and the Listing Rules, in a form approved by Sponsor in accordance with Clause 2.2, which will contain an unqualified statement to the effect that, taking into account existing financing facilities and the proceeds of the Rights Issue, the working capital available to the Group is sufficient for its present requirements, that is for at least the next 12 months following the Posting Date;

"Qualifying CREST Stockholder" means a Qualifying Stockholder whose Ordinary Shares on the register of members of the Company and whose Income Shares on the register of members of Waterford Wedgwood UK are, in each case, in uncertificated form;

"Qualifying Non-CREST Stockholder" means a Qualifying Stockholder other than a Qualifying CREST Stockholder;

"Qualifying Stockholder" means a holder of Ordinary Shares on the register of members of the Company and a holder of Income Shares on the register of members of Waterford Wedgwood UK, in each case on the Record Date;

"Record Date" means 6.00 pm on the fifth Business Day before the Posting Date or such other date as the Company, the Underwriter and Sponsor may agree in writing;

"Registrars" and/or "Receiving Agent" means Capita Corporate Registrars plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7;

"Regulations" means the European Communities (Stock Exchange) Regulations 1984 and the European Communities (Transferable Securities and Stock Exchange) Regulations 1992 or any regulations issued in substitution therefor pursuant to Directive 2003/71/EC of the European Parliament and of the Council of the European Union of 4 November 2003;

"Resolutions" means any resolutions required to be passed at an extraordinary general meeting of Waterford Wedgwood UK in order to enable the issue of Income Shares by that company under the Rights Issue;

"Restricted Jurisdiction" means the United States of America, Canada, Australia, Japan and any other territory or jurisdiction where the posting of the Prospectus and/or the PALs would constitute a breach of local law or regulation and where to avoid such breach the steps required to be taken by the Company would be unduly onerous;

"Rights Issue" means the proposed issue of Rights Issue Units in accordance with this Agreement and the Rights Issue Documents by way of rights to Qualifying Stockholders at the Price on the basis of 7 Rights Issue Units for every 11 Stock Units held at the close of business on the Record Date and otherwise on the terms and subject to the conditions set out or referred to in the Prospectus and the PAL;

"Rights Issue Documents" means the Press Release, the Prospectus (and any supplementary listing particulars or prospectus issued in accordance with Clause 4.1), the Form of Proxy and the PAL;

"Rights Issue Units" means the 1,691,857,115 Stock Units to be allotted pursuant to the Rights Issue;

"Senior Facilities" means the facilities agreement dated 30 September 2004 between, amongst others, the Company and Burdale Financial Limited as amended, varied or supplemented from time to time;

"Share Option Schemes" means the Group's share option schemes comprising the Executive Share Option Scheme 1995, the Group Share Option Scheme 1995, the Approved Group Share Option Scheme 1996, the Savings Related Share Option Scheme 1995 and the Irish and International Savings Related Share Option Scheme 1995;

"Stock Account" means an account within a member account in CREST to which a holding of a particular share or other security in CREST is credited;

"Stock Exchanges" means the Irish Stock Exchange and the London Stock Exchange;

"Stockholders" means holders of Stock Units;

"Stock Unit" means one Ordinary Share in respect of which the holder has made or is entitled to make a dividend election in accordance with the provisions of the Company's articles of association and one Income Share held by the same person with the same designation which ranks for dividends (if any) on the Income Shares when such a dividend election is in force;

"Subsidiary Undertakings" means all subsidiaries and subsidiary undertakings of the Company, including the companies listed in the First Schedule or any one or more of them;

"uncertificated" or "in an uncertificated form" means Stock Units recorded on the registers of members of the Company and Waterford Wedgwood UK as being held in uncertificated form in CREST and title to which, by virtue of the CREST Regulations, may be transferred by means of an instruction issued in accordance with the rules of CREST;

"UK Listing Authority" or "UKLA" means the UK Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of FSMA;

"VAT" means value added tax;

"Verification Notes" means the questions to be prepared by the Company's Solicitors to verify statements in the Prospectus and the answers to such questions in a form satisfactory to Sponsor acting reasonably;

"Waiver" means a waiver of the obligation of the Concert Party or any member of it to make a general offer for the balance of the issued share capital of the Company under Rule 9.1 of the Irish Takeover Panel Act 1997, Takeover Rules 2001 granted by the Panel conditional on the approval of the Independent Shareholders at an extraordinary general meeting and with no other conditions attaching which would materially constrain or impose obligations on any member of the Concert Party with regard to the acquisition, disposal or exercise of rights attaching to any Stock Units (other than any conditions which reflect (but are no more onerous than) any legal or regulatory provision or constraint by which such person would be bound apart from the waiver);

"Waiver Resolution" means the ordinary resolution relating to the grant of approval of the Independent Shareholders referred to in the definition of the term "Waiver" above to be proposed at the Extraordinary General Meeting and contained in the notice of meeting convening the Extraordinary General Meeting;

"Warranties" means (a) in respect of Sponsor, the warranties, agreements, indemnities and representations expressed to be for the benefit of Sponsor set out in Clause 10 and the warranties and representations set out in Parts I, II and III of the Third Schedule and (b) in respect of the Underwriter, the warranties, agreements, indemnities and representations expressed to be for the benefit of the Underwriter set out in Clause 10 and the warranties and representations set out in Parts IV, V and VI of the Third Schedule;

"Waterford Wedgwood UK" means Waterford Wedgwood U.K. plc, a subsidiary of the Company incorporated in England and Wales under number 2058427; and

"Working Capital Estimates" means the working capital estimates to be prepared by the Company for the Group for the 18 month period following the Posting Date.

1.2	Interpretation

Where used in this Agreement, the terms "subsidiary", "financial year" and "connected persons" shall have the meanings respectively attributed to them by the Companies Acts at the date of this Agreement and the terms "subsidiary undertaking" and "parent undertaking" shall have the meanings respectively attributed to them by the European Community (Companies: Group Accounts) Regulations 1992.

1.3	Legislation

A reference to any statutory provision in this Agreement:

(a)	includes any order, instrument, regulation, permission and direction made or issued under such statutory provision or deriving validity from it;

(b)	shall be construed as a reference to such statutory provision as in force at the date of this Agreement (including, for the avoidance of doubt, any amendments made to such statutory provision that are in force at the date of this Agreement); and

(c)	shall also be construed as a reference to any statutory provision of which such statutory provision is a re enactment or consolidation.

1.4	Headings

The headings in this Agreement are for convenience only and shall not affect its meaning.

1.5	Reference to Clauses, etc.

A reference to a Clause or sub-Clause, Schedule, paragraph or sub-paragraph is (unless otherwise stated) respectively to a Clause or sub-Clause of, or a Schedule to this Agreement or to a paragraph or sub-paragraph of the relevant Schedule or this Agreement. The Schedules form part of this Agreement.

1.6	Clauses incorporating gender

Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

1.7	Agreed form

A document expressed to be "in agreed form" means a document, the terms, conditions and form of which have been agreed by the parties to this Agreement prior to the despatch of that document and a copy of which has been identified as such and initialled by or on behalf of the parties to this Agreement (subject to any further amendments as the parties to this Agreement may subsequently agree).

1.8	Material

In this Agreement, unless the context otherwise requires, a reference to the word "material" means material in the context of the Rights Issue in the reasonable opinion of Sponsor and/or the Underwriter, as appropriate, and "materially" shall be construed accordingly.

1.9	Best of knowledge

Unless expressly stated otherwise, where any statement is qualified by the expression "to the best of the knowledge, information and belief of the Company" or "so far as the Company is aware", or any similar expression, unless otherwise stated, there shall be deemed to be included after such statement the words "after due consideration and having made proper enquiries".

2.	CONDITIONS

2.1	Conditions

The obligations of Sponsor and of the Underwriter pursuant to this Agreement are conditional upon the fulfilment or waiver (in the manner provided for below) of each of the following conditions by not later than the time or date specified therein (or such later date as the Company, Sponsor and the Underwriter may agree in writing but not being later than 8.30 am on the Long Stop Date):

(a)	the grant of the Waiver prior to the posting of the notice convening the Extraordinary General Meeting;

(b)	the Independent Shareholders passing the Waiver Resolution and the Company's shareholders passing the Increase/Authorisation Resolution, in each case without amendment, at the Extraordinary General Meeting prior to the Prospectus and the PALs being despatched in fulfilment of the Condition in Clause 2.1(f);

(c)	the holders of the ordinary shares in Waterford Wedgwood UK passing the Resolutions (without amendment) on or before the Posting Date;

(d)	the Prospectus being stamped and approved by the Irish Stock Exchange or otherwise as required by the Regulations and a copy thereof, together with such consents and material contracts as may be required by the Regulations, being filed with the Registrar of Companies in Ireland and written confirmation of such filing being made to the Company, Sponsor and the Underwriter by the Company's Solicitors, in each case on or before the Posting Date;

(e)	the Prospectus being stamped and approved by the applicable authority in the United Kingdom and a copy thereof, as required by applicable law in England and Wales, being delivered for registration to the Registrar of Companies in England and Wales and written confirmation of such delivery being made to the Company, Sponsor and the Underwriter by the Company's Solicitors, in each case on or before the Posting Date;

(f)	the Prospectus being despatched to certain Qualifying Stockholders, the CREST accounts of certain Qualifying CREST Stockholders being credited with Nil Paid Rights and the PALs being despatched to certain Qualifying Non- CREST Stockholders, in each case on the Posting Date;

(g)	(to the extent that the same has not already occurred) the matters referred to in:

(i)	this Agreement (and in particular, the matters referred to in Clauses 3, 4 and 5.l(a) below but excluding those referred to in Clause 5.l(b) below); and

(ii)	Clause 5.l(b) below,

being duly approved at a meeting of the Board (and, where appropriate, by the board of directors of Waterford Wedgwood UK) or a duly established and authorised committee thereof (or, as the case may be, of the board of directors of Waterford Wedgwood UK) in each case on or before the Posting Date;

(h)	the submission to the Stock Exchanges and/or the UKLA of any advertisement or announcement (including, without limitation, the Press Release) or other requisite information relating to the Rights Issue and/or the Application, and the Stock Exchanges and/or the UKLA approving the contents thereof or authorising the issue thereof without such approval by no later than the proposed date for release or issue thereof;

(i)	there having been delivered to Sponsor:

(i)	simultaneously with the execution of this Agreement, the documents listed in Part I of the Second Schedule;

(ii)	on or prior to the Posting Date, the documents listed in Part II of the Second Schedule; and

(iii)	on the Closing Date, the document described in Part III of the Second Schedule;

(j)	there having been delivered to the Underwriter:

(i)	simultaneously with the execution of this Agreement, the documents listed in Part IV of the Second Schedule;

(ii)	on or prior to the Posting Date, the documents listed in Part V of the Second Schedule; and

(iii)	on the Closing Date, the document described in Part VI of the Second Schedule;

(k)	Admission occurring and becoming effective not later than 8.00 am on the First Business Day after the Posting Date;

(l)	any supplementary Prospectus which may be required pursuant to the Regulations or the applicable law in England and Wales being approved by the Irish Stock Exchange and by the applicable authority in the UK and published in accordance with the Listing Rules and the applicable law in England and Wales before Admission;

(m)	the Company having complied in all material respects with its obligations under this Agreement which are required to be performed prior to Admission;

(n)	satisfaction of all the conditions (other than Admission) to enable the Nil Paid Rights and the Fully Paid Rights to be admitted as separate participating securities (as defined in the CREST Regulations) in CREST on or before the Posting Date, and

(o)	no event having occurred or circumstances having arisen which constitutes an Event of Default (as defined in the Senior Facilities) or Default (as defined in the Senior Facilities) which is continuing and has not been remedied or waived;

provided that any of the above conditions may be waived in whole or in part by agreement between Sponsor and the Underwriter, in their absolute discretion, by notice in writing to the Company.

2.2	Fulfilment of Conditions

The Company undertakes to use all reasonable endeavours to produce the Prospectus, the PALs and other documents required in connection with the Rights Issue and the Extraordinary General Meeting, in each case as soon as reasonably practicable after the date of this Agreement. The Company agrees to consult with Sponsor and the Underwriter in relation to all of the aforementioned documents and any proposed public announcement relating to the Rights Issue and to incorporate such reasonable comments as Sponsor or the Underwriter requests and not to despatch the Prospectus without its prior approval by Sponsor and the Underwriter, such approval not to be unreasonably withheld or delayed. The Company undertakes to use its reasonable endeavours, at the Company's own expense, to fulfil or procure the fulfilment of the Conditions by the times and dates specified therein (or such later time as Sponsor, the Underwriter and the Company may agree in writing pursuant to Clause 2.1) and Sponsor (and, to the extent applicable, the Underwriter) shall provide all reasonable assistance in connection therewith.

2.3	Other information

(a)	The Company shall deliver to Sponsor all such other information and documents as Sponsor may reasonably require in connection with the fulfilment and observance of this Agreement and the implementation of the Rights Issue.

(b)	The Company shall deliver to the Underwriter all such other information and documents as the Underwriter may reasonably require in connection with the fulfilment and observance of this Agreement and the implementation of the Rights Issue.

(c)	As soon as reasonably practicable after the Extraordinary General Meeting, the Company shall deliver to Sponsor and to the Underwriter two copies of the Waiver Resolution and the Increase/Authorisation Resolution certified by the company secretary of the Company as having been duly passed. The Company shall deliver to Sponsor and to the Underwriter two copies of the Resolutions certified by the company secretary of Waterford Wedgwood UK as having been duly passed as soon as reasonably practicable after the close of the meeting at which such resolutions were passed.

2.4	Non-fulfilment of Conditions

If any Condition becomes incapable of being fulfilled (and is not waived by Sponsor and the Underwriter) or if any Condition is not fulfilled (or waived by Sponsor and the Underwriter), in each case on or before the time or date set for its fulfilment (or such later time as Sponsor, the Underwriter and the Company may agree in writing pursuant to Clause 2.1) then Sponsor's and the Underwriter's obligations under this Agreement shall terminate immediately and:

(a)	the Company shall forthwith pay to the Underwriter the commissions due to it in accordance with Clause 9.1;

(b)	the Company shall forthwith pay to Sponsor and the Underwriter all costs, expenses and disbursements of the nature referred to in Clause 9.2; and

(c)	none of Sponsor, the Underwriter or the Company shall have any claim whatsoever against the other under or in respect of this Agreement except in respect of any breach of the provisions of this Agreement which has occurred before then, except that the provisions of Clauses 10, 11 and 14 will remain in full force and effect;

provided however that this Agreement shall not be capable of termination after Admission.

3.	APPOINTMENTS

3.1	The Company irrevocably appoints Sponsor to act as its agent for the purpose of:

(a)	procuring subscribers in accordance with Clause 6.2 to subscribe for the Rights Issue Units representing the aggregate of fractional entitlements; and

(b)	procuring subscribers in accordance with Clause 6.6 to subscribe for Rights Issue Units not taken up;

in accordance with the terms and conditions set out in the Rights Issue Documents and this Agreement.

3.2	The Company hereby irrevocably and unconditionally confers on Sponsor and the Underwriter all powers, authorities and discretions which are necessary for, or reasonably incidental to, the Rights Issue (including, without limitation, the giving of such instructions to the Registrars as may in the reasonable opinion of Sponsor or the Underwriter be necessary or desirable in connection with the Rights Issue and/or the Application) and hereby agrees to ratify and confirm everything which Sponsor or the Underwriter shall lawfully and properly do in the exercise of such appointment, powers, authorities and discretions.

4.	REGISTRATION AND APPLICATION

4.1	Significant change

The Company agrees with Sponsor and the Underwriter that every significant change, significant new matter or significant inaccuracy in the Prospectus which arises or becomes apparent between the date the Prospectus are registered and the date of Admission Fully Paid shall be dealt with in accordance with applicable law and, in particular, should the need arise and in conjunction with Sponsor for the purpose of their obligations under this Agreement, a supplementary prospectus and/or supplementary listing particulars will be published as required by the applicable law. The Company undertakes to bring to the attention of Sponsor and the Underwriter any such matters as are referred to in this Clause of which it has knowledge before the date of Admission Fully Paid promptly upon any such matter coming to its attention.

4.2	Application

The Company undertakes to Sponsor and the Underwriter that it will as soon as reasonably practicable make the Application through Sponsor and that it will comply with all reasonable requirements which the Stock Exchanges and the UK Listing Authority shall make of it so as to enable the Application to be granted.

4.3	Information

(a)	The Company undertakes to Sponsor and the Underwriter to provide all such information and assistance relating to the Group or otherwise as may reasonably be required by Sponsor or the Underwriter for the purpose of complying with any applicable requirement of law or any applicable requirement of the Irish Stock Exchange, the London Stock Exchange or the UK Listing Authority in relation to the Application or the Rights Issue or its associated transactions and documents and will do (or procure to be done) all such things and execute (or procure to be executed) all such documents as may be necessary or desirable in the reasonable opinion of Sponsor or the Underwriter to be done or executed by the Company or by its officers, employees or agents in connection with the Rights Issue or Admission.

(b)	The Underwriter undertakes to the Company and to Sponsor to comply with conditions attaching to the Waiver (for the avoidance of doubt, provided such conditions are limited as outlined in the definition of "Waiver" above).

4.4	Application to CRESTCo

Prior to Admission the Company will, unless Sponsor agrees otherwise:

(a)	apply to CRESTCo for the Rights Issue Units to be admitted to CREST as participating securities; and

(b)	take all reasonable steps necessary for the Rights Issue Units to become participating securities in CREST immediately after Admission.

5.	ALLOTMENT

5.1	Board meetings

(a)	The Company shall procure that prior to the Posting Date the Directors (and the directors of Waterford Wedgwood UK) shall convene and hold a meeting of the Board (and of the board of directors of Waterford Wedgwood UK) for the purpose of considering and passing the Board Resolutions (to the extent such resolutions (i) have not already been passed prior to the execution of this Agreement or (ii) will be passed in accordance with Clause 5.l(b)).

(b)	The Company shall procure that, following the passing of the Increase/Authorisation Resolution and the Resolutions, and in any event no later than the Posting Date, the Directors (and the directors of Waterford Wedgwood UK) shall convene and hold a meeting of the Board or a duly appointed committee thereof (and of the board of directors of Waterford Wedgwood UK or a duly appointed committee thereof) to:

(i)	approve the Prospectus and authorise the despatch of the Prospectus to certain Qualifying Stockholders and the PALs to certain Qualifying Non CREST Stockholders;

(ii)	provisionally allot the Ordinary Shares and the Income Shares comprised in the Rights Issue Units to Qualifying Stockholders by way of rights nil paid at the Price, the entitlement of each Qualifying Stockholder to be rounded down to the nearest whole number of Rights Issue Units; and

(iii)	provisionally allot the Ordinary Shares and the Income Shares comprised in any fractional entitlements to Rights Issue Units nil paid in accordance with Clause 6.1 to Sponsor.

The Company will procure that copies of the resolutions referred to in this Clause 5.l(b), certified by the company secretary of the Company and of Waterford Wedgwood UK (respectively) as having been duly passed, are provided to Sponsor and to the Underwriter as soon as reasonably practicable after being passed and in any event prior to Admission.

(c)	The Company undertakes to Sponsor and to the Underwriter not to give, or, so far as it is within its powers, not to permit there to be given, any direction to Sponsor, the Underwriter or the Directors, and not to take any action, which is inconsistent with its obligations or any of the powers or authorities conferred by it under this Agreement and, in particular, not to create any adverse interest over the Rights Issue Units to be allotted and issued by it pursuant to this Agreement.

(d)	The Company undertakes to Sponsor and to the Underwriter to procure that Waterford Wedgwood UK shall not give, or so far as it is within its powers, not to permit to be given, any direction to Sponsor, the Underwriter or the directors of Waterford Wedgwood UK, and not to take any action, which is inconsistent with its obligations or any of the powers or authorities conferred by it under this Agreement and, in particular, not to create any adverse interest over the Rights Issue Units to be allotted and issued by it pursuant to this Agreement.

5.2	Confirmation

The Company hereby confirms that the Rights Issue Units will, as from the date when they become Fully Paid Rights, rank pari passu in all respects with the Stock Units then in issue and, in particular, will, after such date, rank in full for all dividends and other distributions declared, made and paid on the Stock Units after the date of their allotment (nil paid).

5.3	Overseas Stockholders

The following arrangements will apply to certain entitlements under the Rights Issue of overseas Stockholders:

(a)	The Rights Issue Units have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the "US Securities Act"), or relevant securities legislation in Canada, Australia or Japan. Accordingly, Qualifying Stockholders who have registered addresses in Canada, Australia, Japan or the United States or their respective territories or possessions or any areas subject to their respective jurisdictions ("Excluded Holders") will not be sent a PAL unless they have first satisfied the Company that they may take up their entitlement to Rights Issue Units in accordance with an applicable exemption from local securities law.

(b)	Qualifying Stockholders (not being Excluded Holders) with registered addresses in a Restricted Jurisdiction will not be sent a PAL unless they have satisfied the Company prior to the PALs being posted to them that they may subscribe for Rights Issue Units under the terms of the Rights Issue in accordance with an applicable exemption from local securities law.

(c)	Sponsor and the Underwriter acknowledge that the Rights Issue Units have not been and will not be registered under the US Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the US Securities Act ("Regulation S") or pursuant to an exemption from the registration requirements of the US Securities Act. Sponsor and the Underwriter agree that they will not offer or sell the Rights Issue Units as part of their initial allotment at any time until 40 days after the commencement of the Rights Issue within the United States or to or for the account or benefit of U.S. persons, except in either case in accordance with Regulation S. Accordingly, none of Sponsor, the Underwriter or any person acting on their behalf has engaged or will engage in any directed selling effort in the United States with respect to the Rights Issue Units. Sponsor and the Underwriter will send to each broker/dealer or sub-underwriters to which it sells in reliance on Regulation S during such 40 day period a confirmation or other notice detailing the restrictions on offers and sales of such securities within the United States, or to or for the account or benefit of U.S. persons. In addition, Sponsor and the Underwriter agree that no such securities will be offered or sold by or on behalf of them or any sub-underwriters in the United States except by a broker/dealer registered under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), in the United States or pursuant to a valid exemption from such requirements under the Exchange Act. Terms used in this paragraph have the meaning given to them by Regulation S.

(d)	Sponsor and the Underwriter acknowledge that each Qualifying Stockholder who is in the United States and who wishes to exercise a right to purchase Rights Issue Units will be required to execute a representation letter in a form acceptable to the Company. Such representation letter will require the investor to represent that, among other things, it is a "qualified institutional buyer" (as defined in Rule 144A under the US Securities Act) and is acquiring such securities in a transaction not involving a public offering in the United States.

6.	SPONSOR / UNDERWRITER OBLIGATIONS

6.1	Fractions

Fractions of Rights Issue Units ("fractional entitlements") will not be provisionally allotted to Qualifying Stockholders but will be aggregated, provisionally allotted to Sponsor and sold in accordance with the provisions of Clause 6.2.

6.2	Subscription for fractional entitlements

(a)	The Company shall inform Sponsor of the number of Rights Issue Units provisionally allotted to Sponsor in accordance with Clause 6.1, representing the aggregate of fractional entitlements. Sponsor shall use its reasonable endeavours to procure that the rights to subscribe all or as many as is reasonably practicable of such Rights Issue Units are sold through the Stock Exchanges nil paid at a price equal to, or at a premium over, the expenses of sale (including any VAT thereon) as soon as practicable but no later than by 11.00 am on the Closing Date. Immediately after such sale takes place, the Company shall deliver to Sponsor nil paid split provisional allotment letters in the names and denominations required by Sponsor. Sponsor shall account to the Receiving Agent for the net proceeds of sale (after deduction of expenses, including any VAT thereon) of those Rights Issue Units that have been sold and the net proceeds shall be paid to and retained for the benefit of the Company in accordance with Clause 7.1.

(b)	If the rights to subscribe for the Rights Issue Units referred to in Clause 6.2(a) have not been sold before 11.00 am on the Closing Date, they will be dealt with in accordance with the remaining provisions of this Clause 6.

6.3	Procedures on the Closing Date

If by 11.00 am on the Closing Date (or otherwise as provided in the Prospectus) duly completed PALs in respect of all the Rights Issue Units have been lodged (whether by Qualifying Stockholders or by allotees pursuant to Clause 6.2 or by renouncees of the right to accept an allotment of Rights Issue Units in accordance with the terms of the Rights Issue Documents), accompanied by cheques or other remittances for the Price in respect of the Rights Issue Units the subject of such PALs (provided that such cheques or other remittances have not been dishonoured by such time), then Sponsor and the Underwriter shall cease to have any obligations under the following sub-Clauses of this Clause 6. The Rights Issue Units comprised in PALs which have been so lodged and accompanied by cheques or other remittances for the Price in respect of the Rights Issue Units the subject of such PALs (provided that such cheques or other remittances have not been dishonoured by such time) are for the purposes of this Clause 6 described as having been "taken up" (and, accordingly, all other Rights Issue Units, including any Rights Issue Units representing the aggregate of fractional entitlements which are not sold as provided in Clause 6.2, are described as having been "not taken up") provided that, if the Company so elects, Rights Issue Units shall be deemed to have been taken up if:

(a)	PALs and accompanying remittances are received late (the cover bearing a legible postmark dated not later than the Business Day prior to the Closing Date) provided that such fact is notified to Sponsor and to the Underwriter by not later than 11.00 am on the second Business Day after the Closing Date; or

(b)	a cheque or other remittance (and whether or not such cheque or other remittance shall be honoured) is received from an authorised person (being, in the case of Stockholders in Ireland, an organisation or firm authorised or exempted pursuant to the Investment Intermediaries Act 1995 or the Stock Exchange Act 1995 and being, in the case of Stockholders in the United Kingdom, an adviser authorised pursuant to FSMA) no later than 11.00 am on the second Business Day after the Closing Date who identifies the Rights Issue Units concerned and undertakes to lodge the relevant PALs duly completed in due course.

6.4	Notification to Sponsor and the Underwriter

The Company shall from time to time, at the request of Sponsor or the Underwriter, keep Sponsor and the Underwriter informed of the amount of Rights Issue Units provisionally allotted which have been taken up. If, however, by 11.00 am on the Closing Date, any of the Rights Issue Units are not taken up, then the provisional allotment of such Rights Issue Units will, subject to an election of the Company as referred to in Clause 6.3, be deemed to have been declined. The Company will then as soon as possible but in any event not later than 4.00 pm on the next Business Day following the Closing Date, procure that Sponsor and the Underwriter are notified in writing of the number of Rights Issue Units not taken up.

6.5	Consultation in connection with proposed notification to the Stock Exchanges

Sponsor and the Company shall consult as to whether the Stock Exchanges should be notified of the number of Rights Issue Units not taken up before Sponsor begins to procure subscribers for Rights Issue Units not taken up pursuant to Clause 6.6.

6.6	Sponsor to procure subscribers for the Rights Issue Units not taken up

Sponsor will, as agent for the Company, subject to the provisions of Clauses 6.4 and 6.5, use its reasonable endeavours to procure subscribers as soon as possible and in any event by not later than 3.00 pm on the third Business Day following the Closing Date for all or as many as is reasonably practicable of the Rights Issue Units not taken up if a price (in respect of each such Rights Issue Unit) equal to, or at a premium over, the sum of (x) the Price and (y) the expenses of procuring such subscribers (including any VAT thereon) can be obtained, provided that Sponsor may at any time after 4.00 pm on the Business Day following the Closing Date determine that it shall no longer use its reasonable endeavours to procure subscribers in accordance with this Clause 6.6, if, in its reasonable opinion, it is unlikely that any such subscribers can be procured as aforesaid, in which case it will promptly consult with the Company in relation to the basis for such determination.

6.7	Allotment to subscribers

Forthwith upon Sponsor notifying the Company that any subscriber has been procured pursuant to Clause 6.6, the Company will deliver or procure the delivery to Sponsor of duly receipted, fully paid PALs in respect of those Rights Issue Units and/or, to the extent so directed by Sponsor, will procure that CRESTCo is instructed to credit to stock accounts of one or more CREST members (identified by member account ID and participant ID by Sponsor) entitlements to Rights Issue Units as directed by Sponsor, and will ensure that the same are enabled for settlement as soon as practicable after Admission Fully Paid in favour of the persons and in the denominations required by Sponsor. Subject to the Company delivering such duly receipted fully paid PALs and/or taking such other steps as aforesaid, Sponsor will, not later than 3.00 pm on the fifth Business Day following the Closing Date, account to the Company for the proceeds received from subscribers

(after deduction of the expenses procuring subscriptions, including any VAT thereon) in accordance with Clause 7.1. The Company will distribute the relevant part of the proceeds (after deduction of the Price and of the expenses of procuring subscriptions, including any VAT thereon) pro rata to Qualifying Stockholders who did not take up all the Rights Issue Units provisionally allotted to them, except that individual amounts of less than €3.80 per holding will not be distributed but will be retained for the benefit of the Company.

6.8	Notification to the Stock Exchanges

Sponsor will, with the prior agreement of the Company, on behalf of the Company, notify the Stock Exchanges and the Underwriter by not later than 4.30 pm on the third Business Day following the Closing Date of the amount of Rights Issue Units taken up and that all such Rights Issue Units which have not been taken up will be subscribed for by the Underwriter in their respective Proportions or such other subscribers as the Underwriter procures pursuant to Clause 6.9.

6.9	Underwriting

The Underwriter hereby undertakes on the terms, subject to the conditions and on the basis of the information to be contained in the Rights Issue Documents (except as regards the time for acceptance and payment) and in reliance upon the Warranties given to the Underwriter by the Company to procure, as agent for the Company, subscribers for the Rights Issue Units having been not "taken up" for the purposes of Clause 6.3 nor subscribed for in accordance with Clause 6.7 and, in default, to subscribe for such Rights Issue Units itself, by not later than 3.00 pm on the fifth Business Day following the Closing Date, to procure payment of, or pay to such accounts as may be specified by the Company, the Price for such Rights Issue Units against delivery to it or to its nominees or designees (as it may request) of duly receipted, fully paid PALs in such names and in such denominations as it may require and/or, to the extent so directed by the Underwriter, against the Company procuring that CRESTCo is instructed to credit to stock accounts of one or more CREST members (identified by member account ID and participant ID by the Underwriter) entitlements to Rights Issue Units as directed by the Underwriter, and, as soon as practicable after Admission Fully Paid, the Company ensuring that the same are enabled for settlement in favour of the persons and in the denominations required by the Underwriter.

6.10	Admission

Sponsor shall use its reasonable endeavours to procure that Admission occurs on the first Business Day after the Posting Date and in any event (but on a reasonable endeavours basis only) not later than the Long Stop Date.

7.	PAYMENT

7.1	Payment of subscription monies by Sponsor

Sponsor shall procure the payment for the Rights Issue Units as set out in Clause 6.2, subject to deduction of:

(a)	the expenses of sale referred to in Clause 6.2;

(b)	any fees payable to Davy Corporate Finance Limited under the Engagement Letter; and

(c)	any expenses referred to in Clause 9.2.

7.2	Payment of subscription monies by the Underwriter

Subject to Clause 8.1, the Underwriter shall procure the payment for the Rights Issue Units as set out in Clause 6.9, subject to deduction of the commissions payable by the Company pursuant to Clause 9.1 and any expenses referred to in Clause 9.2.

7.3	Bank account

Payment to the Company of amounts referred to in Clauses 7.1 and 7.2 (subject, in each case, to the deductions referred to therein) shall be made by telegraphic transfer to the account notified in writing to Sponsor and the Underwriter by the Company prior to the Closing Date and such payment by Sponsor or the Underwriter shall constitute a full discharge of Sponsor or the Underwriter in respect of its obligations pursuant to Clauses 6, 7.1, 7.2 and 8.1.

8.	SETTLEMENT

8.1	Settlement

Upon Admission Fully Paid, the Company will deliver to the Underwriter, or as it may direct, duly receipted, fully paid PALs in such names and denominations as they shall specify in respect of the Rights Issue Units referred to in Clause 6.9 and/or, to the extent so directed by the Underwriter, procure that CRESTCo is instructed to credit to stock accounts of one or more CREST members (identified by member account ID and participant ID by the Underwriter) entitlements to Rights Issue Units as directed by the Underwriter, and ensure that the same are enabled for settlement as soon as practicable after Admission Fully Paid. Subject to the Company delivering such duly receipted fully paid PALs and/or taking such other steps as aforesaid, the Underwriter will pay or cause to be paid to the Company in accordance with Clause 7.2 the amounts required to be paid by it as specified in that Clause.

8.2	Registration

The Company will provide the Registrars with all necessary authorisations and information to enable them to perform their duties as registrars in accordance with and as contemplated by this Agreement and the terms of the Rights Issue Documents.

9.	FEES, COMMISSIONS AND EXPENSES

9.1	Underwriting Fees

(a)	In consideration of the covenants given and the obligations assumed by them under this Agreement, the Company will pay to the Underwriter (provided that this Agreement is not terminated under Clause 2.4 or, in relation to the Underwriter, under Clauses 12.2 or 12.3) a commission equal to:

(i)	in respect of the first 30 day period commencing on (and including) the date of this Agreement, in aggregate, 2.5% of the Relevant Amount, less an amount equal to 2.5% of the Birchfield Deductible Amount; and

(ii)	for each seven days or part of seven days commencing (if any) after the expiry of the 30 day period referred to in sub Clause 9.l(a)(i) up to and including the Cut Off Date (both dates inclusive), an additional commission equal to 0.125% of the Relevant Amount less an amount equal to 0.125% of the Birchfield Deductible Amount and less an amount equal to 0.125% of the product (expressed in Euro) of (x) the Price and (y) the number of Rights Issue Units then taken up other than by the O'Reilly/Goulandris Interests.

(b)	In consideration of the covenants given and the obligations assumed by them under this Agreement, if this Agreement is terminated under Clauses 2.5, 12.2 or 12.3, then the Company will pay to the Underwriter a commission equal to:

(i)	in respect of the first 30 day period (or any part thereof) commencing on (and including) the date of this Agreement, 1% of the Relevant Amount less an amount equal to 1% of the Birchfield Deductible Amount; and

(ii)	for each seven days or part of seven days commencing (if any) after the expiry of the 30 day period referred to in sub-Clause 9.l(b)(i) up to and including the date on which this Agreement is terminated pursuant to Clauses 2.5, 12.2 or 12.3 (both dates inclusive), an additional commission equal to 0.125% of the Relevant Amount less an amount equal to 0.125% of the Birchfield Deductible Amount and less an amount equal to 0.125% of the product (expressed in Euro) of (x) the Price and (y) the number of Rights Issue Units then taken up other than by the O'Reilly/Goulandris Interests.

(c)	In Clause 9.1:

(i)	"Birchfield Deductible Amount" means the product (expressed in Euro) of (x) the Price and (y) the number of Rights Issue Units to which the O'Reilly/Goulandris Interests are, in aggregate entitled under the terms of the Rights Issue;

(ii)	"Relevant Amount" means the product (expressed in Euro) of (x) the Price and (z) the aggregate number of Rights Issue Units; and

(iii)	the term "Cut Off Date" means the second Business Day following the Closing Date.

(d)	Payments to the Underwriter under this Clause 9 are to be made by way of the deductions permitted by Clause 7.1 or, to the extent that there is no such deduction, on demand by the Underwriter.

(e)	Out of the commissions referred to in this Clause 9.1, the Underwriter will pay sub-underwriting commissions (together with any VAT thereon, if applicable), if any, in respect of the underwritten Rights Issue Units.

9.2	Costs

Provided that Sponsor or, as the case may be, the Underwriter has consulted with the Company prior to the appointment by it of any professional adviser whose fees are to be discharged by the Company and provided that the Company has received an estimate of the fees, costs and expenses to be paid for such appointment prior to the date hereof, the Company will bear all costs, charges and expenses of, or incidental to, the satisfaction of the Conditions, the Rights Issue, the issue of the Rights Issue Units and the arrangements referred to in this Agreement or contemplated by this Agreement (together with any VAT chargeable thereon), including, without limitation, all fees and expenses payable in connection with Admission, the Engagement Letter, all expenses of the Registrars, printing and advertising expenses, postage and all reasonable accountancy, actuarial and other professional fees and expenses, including Sponsor's and the Underwriter's legal advisers' fees. The Company shall upon receipt from Sponsor or, as the case may be, the Underwriter of invoices and/or, without prejudice to Clause 7.1, vouchers in respect of the same, reimburse to, or pay on behalf of, Sponsor or the Underwriter (as the case may be) the amount of any such costs, charges and expenses which Sponsor or the Underwriter may have paid.

9.3	VAT

Where, pursuant to Clauses 2, 9.1 or 9.2 a sum is payable to Sponsor or to the Underwriter the Company shall, in addition, pay to Sponsor or the Underwriter, as appropriate, in respect of VAT, where the payment (or any part of it) constitutes the consideration (or any part thereof) for any supply of services by Sponsor or the Underwriter, as appropriate, to the Company, such amount as equals any VAT properly payable thereon. Where a sum in respect of VAT is paid pursuant to this Clause 9.3, Sponsor or the Underwriter, as appropriate, shall within 10 Business Days provide the Company with an appropriate and valid tax invoice in respect of the supply to which the payment relates, naming the Company as the recipient of the supply.

10.	WARRANTIES AND UNDERTAKINGS

10.1	Warranties

(a)	The Company warrants to and agrees with Sponsor that each statement set out in Parts I and II of the Third Schedule is true, accurate and not misleading as at the date of this Agreement and agrees with Sponsor that each statement set out in Parts I, II and III of the Third Schedule will be true, accurate and not misleading as of the Posting Date by reference to the facts and circumstances then existing and be treated as Warranties given and/or repeated on such date. Such Warranties and agreements are given to Sponsor solely in its capacity as sponsor. Sponsor shall not be entitled to bring any action against the Company or any member of the Group under this Clause 10 or any other provision of this Agreement for any loss or liability that it may suffer or incur arising from its subscription for Rights Issue Units.

(b)	The Company warrants to and agrees with the Underwriter that each statement set out in Parts IV and V of the Third Schedule is true, accurate and not misleading as at the date of this Agreement and agrees with the Underwriter that each statement set out in Parts IV, V and VI of the Third Schedule will be true, accurate and not misleading as of the Posting Date by reference to the facts and circumstances then existing and be treated as Warranties given and/or repeated on such date.

10.2	Indemnity

(a)	The Company will, subject to Clause 10.l(a) and to Clause 10.7, indemnify and hold Sponsor harmless against any losses, claims, damages, costs, expenses or liabilities arising out of breach by it of any of the Warranties given by it to Sponsor in terms of this Clause 10.

(b)	The Company will, subject to Clause 10.7, indemnify and hold the Underwriter harmless against any losses, claims, damages, costs, expenses or liabilities arising out of breach by it of any of the Warranties given by it to the Underwriter in terms of this Clause 10.

10.3	Undertaking

The Company undertakes to Sponsor and the Underwriter that (except to the extent necessary to give effect to this Agreement) it will not, and will procure (so far as lies within its power of procurement) that no Group Company will do, allow or procure any act or omission which would constitute a breach of any Warranty either when given or repeated or which would cause any Warranty to become untrue, inaccurate or misleading in any respect by reference to the facts then existing if the Warranties were to be given at any time before the Posting Date.

10.4	Warranties not extinguished by completion

Subject to the provisions of this Clause 10, the Warranties shall not in any respect be extinguished or affected by the completion of all matters and arrangements contemplated by this Agreement.

10.5	Notice of breach

The Company undertakes to Sponsor and the Underwriter that, until the earlier of Admission and the date on which this Agreement is terminated, it will notify Sponsor and the Underwriter in writing as soon as practicable if it becomes aware of any matter which constitutes a breach of any Warranty or which would, or would be likely to, constitute a breach of any Warranty or cause any Warranty to become untrue, inaccurate or misleading by reference to the facts then existing if the Warranties were to be given at any time before Admission.

10.6	Consultation

If before Admission Fully Paid, Sponsor or the Underwriter receive a notice pursuant to Clause 10.5 or otherwise become aware of any Warranty being untrue, inaccurate or misleading by reference to the facts then existing or of any circumstance which would, or would be likely to, cause any Warranty, if given at such time, to become untrue, inaccurate or misleading by reference to the facts then existing, Sponsor and/or the Underwriter (as appropriate) shall consult with the Board and (provided this Agreement has not, at the relevant time, been terminated) may require the Company at its own expense to make or cause to be made an announcement and/or despatch a communication to potential subscribers for the Rights Issue Units, such announcement or communication to be approved by Sponsor and/or the Underwriter after consultation with the Board.

10.7	Limitations

Without prejudice to Clause 11 and except in the case of fraud, wilful misrepresentation, deliberate concealment or gross negligence:

(a)	no claim may be made against the Company for breach of Warranty or under this Agreement unless written notice that such claim may be made (giving reasonable details of the circumstances giving rise to the claim) has been given to the Company on or before 31 October 2007; and

(b)	no claim may be made by Sponsor against the Company for breach of Warranty or under Clause 10.2(a) unless the aggregate amount of all such claims exceeds €50,000 in which case the full amount of all claims shall become payable.

10.8	Grossing-up

If the Revenue Commissioners or any other taxing authority brings into charge to tax any sum payable under the Warranties or indemnities contained in this Agreement then the amount so payable shall be grossed up by such amount as will ensure that, after deduction of the tax so chargeable, there shall remain a sum equal to the amount that would otherwise be payable under such Warranty or indemnity.

10.9	Acknowledgement

(a)	The Company acknowledges that Sponsor has entered into this Agreement in reliance upon, inter alia, the Warranties given by it to Sponsor and the release and indemnity contained in Clause 11.

(b)	The Company acknowledges that the Underwriter has entered into this Agreement in reliance upon, inter alia, the Warranties given by it to the Underwriter and the release and indemnity contained in Clause 11.

(c)	Each of the Warranties shall be construed separately and independently and shall not be limited or restricted by reference to, or inference from, the terms of any other of them or any other provision of this Agreement.

10.10	Action materially affecting Rights Issue

The Company will not, and will procure that none of the Subsidiary Undertakings will, between the date hereof and the Closing Date, enter into any agreement, commitment or arrangement which is material in the context of the business or affairs of the Group (taken as a whole) or which would, or would be likely to, materially and adversely affect the Rights Issue, without the prior consent of the Underwriter, such consent not to be unreasonably withheld or delayed.

11.	RELEASE AND INDEMNITY

11.1	Release

The Company shall not make or assert a claim against Sponsor, any Davy Relevant Person, the Underwriter or any Underwriter Relevant Person to recover, and none of Sponsor, any Davy Relevant Person, the Underwriter or any Underwriter Relevant Person shall have any liability to the Company or the Directors for, any loss, liability or cost incurred by any of them arising:

(a)	out of the performance by Sponsor, any Davy Relevant Person, the Underwriter or any Underwriter Relevant Person of Sponsor's or the Underwriter's obligations under this Agreement; or

(b)	in connection with the performance by Sponsor, any Davy Relevant Person the Underwriter or any Underwriter Relevant Person of any matter incidental to or related to the Rights Issue,

unless and to the extent that, any such loss, liability or cost arises directly from the negligence, bad faith, wilful default, recklessness or fraud of, or breach of this Agreement by, (as applicable) Sponsor, such Davy Relevant Person, the Underwriter or the Underwriter Relevant Person. The Company will procure that no Director or Group Company will make or assert such claim or seek to establish such liability.

11.2	Indemnity

The Company will indemnify and hold Sponsor, all Davy Relevant Persons, the Underwriter and all Underwriter Relevant Persons harmless against any losses, claims, damages, liabilities incurred or suffered by Sponsor, any Davy Relevant Person, the Underwriter and any Underwriter Relevant Person arising:

(a)	out of or in connection with the performance by, as the case may be, Sponsor or any Davy Relevant Person of Sponsor's obligations, or the Underwriter or any Underwriter Relevant Person of the Underwriter's obligations under this Agreement; or

(b)	in connection with the Rights Issue and the preparation and publication of the Rights Issue Documents, including, without limitation:

(i)	the Prospectus not containing or being alleged not to contain all the information required to be stated therein; or

(ii)	any statement contained in the Prospectus not being or being alleged not to be complete, true, accurate, fair or reasonable or being alleged to be misleading; or

(c)	out of any breach or alleged breach of the laws or regulations of any country resulting from the issue, offer or underwriting of the Rights Issue or the publication or distribution of the Rights Issue Documents or the performance of the terms of this Agreement; or

(d)	out of the Company failing to comply with any of the requirements imposed upon it by the Irish Stock Exchange, the London Stock Exchange or the UK Listing Authority in connection with the Rights Issue, including, without limitation, all losses, claims, damages, liabilities and costs incurred as a result of investigating, defending or settling any actual or potential claim, action or proceeding alleging any such liability and enforcing the terms of this Clause, unless and to the extent that any of them arises from the negligence, bad faith, wilful default, recklessness or fraud of, or breach of this Agreement by, as the case may be, Sponsor, such Davy Relevant Person, the Underwriter or the Underwriter Relevant Person or a breach by Sponsor or a Davy Relevant Person of its duties or obligations under any system by which it is regulated but, without prejudice to Clause 10.2, excluding any loss which Sponsor, any Davy Relevant Person, the Underwriter or the Underwriter Relevant Person may suffer or incur arising from any reduction in the value of any of the Rights Issue Units at any time unless such loss arising from any such reduction in value results from, or is attributable to, or would not have arisen but for (in each case directly or indirectly), the neglect of the Company of, or a default by the Company in performing, any of its obligations under this Agreement (including, without limitation, any breach of the Warranties) provided always that nothing in this Clause 11.2 shall oblige the Company to indemnify any person where to do so would constitute a breach of section 200 of the Companies Act 1963.

11.3	Acknowledgement

The Company hereby acknowledges that Sponsor and the Underwriter shall not be responsible to the Company for verifying the accuracy and fairness of any information contained in the Rights Issue Documents or otherwise published by the Company in connection with the transactions described in the Prospectus, save, in the case of Sponsor, for those matters which Sponsor has agreed to verify in the Verification Notes.

11.4	Indemnity additional

(a)	The Company agrees with Sponsor for its benefit and as trustee for all Davy Relevant Persons that the indemnity obligations of the Company under Clause 11.2 shall be in addition to any liability which the Company may otherwise have to Sponsor and any Davy Relevant Person (as the case may be) and shall be binding upon and inure to the benefit of any successors, heirs and personal representatives of the Company, Sponsor and all Davy Relevant Persons.

(b)	The Company agrees with the Underwriter, for its benefit and as trustee for all of the Underwriter Relevant Persons, that the indemnity obligations of the Company under Clause 11.2 shall be in addition to any liability which the Company may otherwise have to the Underwriter and the Underwriter Relevant Person (as the case may be) and shall be binding upon and inure to the benefit of any successors, heirs and personal representatives of the Company, the Underwriter and all Underwriter Relevant Persons.

11.5	Notice of claims

(a)	Sponsor shall, as soon as reasonably practicable after it becomes aware of any claims made or threatened against it or any Davy Relevant Person which may occasion a liability on the Company under Clause 11, notify the Company in writing of any such claims and Sponsor shall, at the request of the Company, use all reasonable endeavours to avoid, dispute, resist, appeal, compromise or defend any claim (unless in the reasonable opinion of Sponsor after consultation with the Company, the reputation or standing of Sponsor would thereby be affected adversely to a material extent, in which case Sponsor shall be at liberty to settle the claim) upon being fully indemnified and secured by the Company against all costs, damages and expenses thereby incurred, in which event Sponsor shall not make, and shall procure that no Davy Relevant Person makes any admission as to liability or any compromise in respect of any such claim without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed.

(b)	The Underwriter shall as soon as reasonably practicable after it becomes aware of any claims made or threatened against it or any Underwriter Relevant Person which may occasion a liability on the Company under Clause 11, notify the Company in writing of any such claims and the Underwriter shall, at the request of the Company, use all reasonable endeavours to avoid, dispute resist, appeal, compromise or defend any claim (unless in the reasonable opinion of the Underwriter after consultation with the Company, the reputation or standing of the Underwriter (or in the case of Birchfield, any shareholder of Birchfield) would thereby be affected adversely to a material extent, in which case the Underwriter shall be at liberty to settle the claim) upon being fully indemnified and secured by the

Company against all costs, damages and expenses thereby incurred, in which event the Underwriter shall not make, and shall procure that no Underwriter Relevant Person shall make any admission as to liability or any compromise in respect of any such claim without the prior written consent of the Company, such consent not to be unreasonably withheld or delayed.

11.6	Other remedies

The rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

12.	TERMINATION

12.1	Limitation on ability to terminate or rescind

Neither Sponsor nor the Underwriter will have the right to terminate or rescind this Agreement for any reason other than pursuant to Clauses 2.4, 12.2 and 12.3, but the foregoing shall be without prejudice to any other rights which Sponsor or the Underwriter may have in respect of any breach of this Agreement by the Company.

12.2	Termination

If at any time before the time at which the Condition in Clause 2.l(k) is fulfilled:

(a)	it shall come to the notice of the Underwriter or Sponsor that any Warranty given to it was not, when given, true, accurate and not misleading in any respect by reference to the facts existing at the time the Warranty was given and as a result could be expected to have a material adverse effect on the Rights Issue;

(b)	a matter has arisen after the date of this Agreement which would have rendered any Warranty, if repeated at that time, to be untrue, inaccurate or misleading by reference to the facts then existing in any respect and as a result could be expected to have a material adverse effect on the Rights Issue;

(c)	the Company has failed to comply, in any respect which would have a material adverse effect on the Rights Issue, with any of its obligations under this Agreement; or

(d)	a material adverse change occurs with respect to the Group,

then the Underwriter or Sponsor may, after consultation with the Company, in their absolute discretion by notice in writing to the Company given before such time, terminate its obligations under this Agreement with immediate effect and Clause 2.4 will apply in respect of any terminating party as if this Agreement had been terminated pursuant to Clause 2.4.

12.3	Force majeure

If at any time before the time at which the Condition in Clause 2.l(k) is fulfilled, there shall have occurred any change in national or international financial, monetary, military, economic or political or stock market conditions which, in the reasonable opinion of Sponsor or the Underwriter arrived at in good faith would, or would be likely to, be materially prejudicial to the Company, any other member of the Group or to the Application or the offering constituted by the Rights Issue or to the acquisition of the Rights Issue Units by persons pursuant thereto, then Sponsor or the Underwriter may, in its absolute discretion, by notice in writing to the Company given before such time, terminate its obligations under this Agreement with immediate effect and Clause 2.4 will apply in respect of any terminating party as if this Agreement had been terminated pursuant to Clause 2.4.

13.	CONTINUING OBLIGATIONS AND CONSENTS

13.1	Undertaking

The Company undertakes to Sponsor and to the Underwriter that it will:

(a)	apply the sums received by it pursuant to the Rights Issue for the purposes to be described in the Prospectus; and

(b)	for the period of 180 days after the Closing Date, not issue securities, or re-issue any treasury shares, without prior consultation with and the consent of Sponsor, save on exercise of any options under the Share Option Schemes.

13.2	Compliance by Group Companies

The Company undertakes to Sponsor and to the Underwriter to use all reasonable endeavours to ensure that the Subsidiary Undertakings comply with those provisions of this Agreement which are applicable to them.

13.3	Consents

Sponsor, in each of its capacities as sponsor and as underwriter pursuant to the underwriting agreement dated 21 October 2004 between the parties hereto (the "2004 Agreement"), and the Underwriter each confirms its consent to the Rights Issue for the purposes of the 2004 Agreement.

14.	ANNOUNCEMENTS AND INFORMATION

14.1	No publication

From the date of this Agreement until the Closing Date the Company undertakes to Sponsor and the Underwriter not to make any public statement (in response to enquiries or otherwise) or publish any document or information which relates to the Rights Issue or which relates to any member of the Group unless:

(a)	it is a normal trade announcement or document; or

(b)	the statement, document or information is required by law or the Irish Stock Exchange or the UK Listing Authority to be made or published,

provided such party has first, in the case of (a) above, obtained the prior consent of Sponsor and the Underwriter as to the content, timing and manner of the making or publication of the announcement, statement, document or information, such consent not to be unreasonably withheld or delayed and, in the case of (b) above, has, to the extent practical, consulted with Sponsor and the Underwriter prior to any such statement or publication.

14.2	References to public statement

In Clause 14.1 references to making a public statement or publishing a document or information include authorising or permitting another person to do so.

14.3	Release of statement

The parties undertake to each other to use all their reasonable endeavours to ensure that any public statement or document or information which any member of the Group proposes to make or publish and which requires to be released to the Irish Stock Exchange or the London Stock Exchange or the UKLA shall be released, where practicable, simultaneously on the Irish Stock Exchange and the London Stock Exchange or to the UKLA or, where not so practicable, on the same day.

14.4	Client confidentiality

The parties agree that where any information, which is required by law or by any regulatory authority to be disclosed, is disclosed by Sponsor to the Stock Exchanges or the UKLA or the Irish Takeover Panel in relation to the Group or the Rights Issue such disclosure shall not be a breach of client confidentiality.

14.5	Disclosure required by law

Sponsor hereby undertakes that, where it is required by law or any regulatory body to disclose any information in relation to the Group or the Rights Issue to any statutory or regulatory authority, it will immediately after making the required disclosure provide the Company with details of the information disclosed.

15.	GENERAL

15.1	Waiver

No waiver by any party hereto of any breach or non-fulfilment by any other party of any provision of this Agreement shall be deemed to be a waiver of any subsequent or other breach of that or any other provision hereof and no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver thereof. No single or partial exercise of any right or remedy under this Agreement shall constitute a waiver thereof. No single or partial exercise of any such right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the parties provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

15.2	Agreement remains in force

This Agreement shall remain in full force and effect so far as concerns any matter remaining to be performed at completion of the subscription for Rights Issue Units by the Underwriter or any person procured by it in accordance with Clause 6 and notwithstanding that such subscription shall have taken place.

15.3	Warranties continuing

Subject to the provisions of Clauses 10.7 and 11.5, the warranties, indemnities, undertakings, agreements and provisions contained in this Agreement shall remain in full force and effect notwithstanding completion of all matters and arrangements contemplated by this Agreement.

15.4	Severance

The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

15.5	Time of the essence

Dates, times or periods referred to in this Agreement shall not be of the essence except for the Announcement Date, the Posting Date and the Long Stop Date in respect of which the date shall be of the essence.

15.6	Variations

No variation of this Agreement or any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

15.7	Counterparts

This Agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

15.8	Entire agreement

This Agreement and any documents referred to herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement.

15.9	Notices

Any notice to be given pursuant to the terms of this Agreement must be given in writing to the party due to receive such notice at its address or number set out below:

Party	Address	Facsimile No.
Sponsor	Davy House 49 Dawson Street Dublin 2 Ireland	+ 353 1 679 6366
Company	Embassy House Herbert Park Lane Ballsbridge Dublin 4 Ireland	+ 353 1 6070177
Birchfield	P O Box N-858 Lyford Manor Lyford Cay Nassau Bahamas	+ 1 (242) 362 6616

or such other address as may have been notified for the purpose to the other parties in accordance with this Clause. Notice shall be sent by pre-paid recorded delivery or pre-paid registered post (air mail if overseas) or by facsimile transmission and shall be deemed to be given in the case of posting (in the absence of evidence of earlier receipt) within forty eight hours after posting or six days if sent by air mail and in the case of facsimile transmission on completion of the transmission (as confirmed in a successful transmission report) if such transmission is received prior to 5.00 pm on a Business Day or, if received after that time or on a day which is not a Business Day, on the next Business Day provided that a confirmation copy is sent on that date by pre-paid post as aforesaid.

15.10	Governing law and jurisdiction

(a)	This Agreement is governed by Irish law.

(b)	Each party irrevocably agrees that the Irish courts shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of the Irish courts. Each party irrevocably waives any objection which it might at any time have to the Irish courts being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the Irish courts are not a convenient or appropriate forum. Each party agrees that the process by which any Proceedings are begun in Ireland or elsewhere may be served on it by being posted in accordance with Clause 15.9, although this shall not affect the right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first herein written.

FIRST SCHEDULE

MATERIAL SUBSIDIARY UNDERTAKINGS

Name

Waterford Crystal (Manufacturing) Ltd
Josiah Wedgwood & Sons Ltd Rosenthal AG
Waterford Crystal Ltd
Stuart & Sons Ltd
Waterford Wedgwood Australia Ltd
Waterford Wedgwood Canada Inc.
Waterford Wedgwood USA Inc.
Waterford Wedgwood Japan Ltd
Waterford Wedgwood Retail Ltd
Josiah Wedgwood & Sons (Exports) Ltd
Josiah Wedgwood (Malaysia) Pte Ltd
Waterford Wedgwood Trading Singapore Pte. Ltd
Waterford Wedgwood (Taiwan) Ltd
Wedgwood GmbH
W/C Imports Inc.
Spring International GmbH
Spring USA Corporation
Cashs Mail Order Limited
Statum Limited
Waterford Wedgwood U.K. plc
Wedgwood Ltd
Waterford Wedgwood Inc.
Waterford Glass Research and Development Ltd
Waterford Wedgwood Employee Share Ownership Plan (Jersey) Ltd
Waterford Wedgwood GmbH
Waterford Wedgwood Linens Inc.
Ashling Corporation
Royal Doulton plc
Royal Doulton (UK) Limited
PT Doulton
Royal Doulton Australia Pty Limited
Royal Doulton Canada Limited
Royal Doulton Hong Kong Limited
Royal Doulton Japan KK
Royal Doulton USA Inc.

SECOND SCHEDULE

PART I

DELIVERY OF DOCUMENTS TO SPONSOR AT EXECUTION

1.	A copy of the resolutions of the Board and of the board of directors of Waterford Wedgwood UK approving:-

(i)	the Rights Issue and the Press Release; and

(ii)	this Agreement and its execution.

2.	A certified copy of the Press Release.

PART II

DELIVERY OF DOCUMENTS TO SPONSOR
ON OR PRIOR TO THE POSTING DATE

1.	A letter, in a form satisfactory to Sponsor acting reasonably, from the Company addressed to Sponsor confirming that, taking into account (a) the financing facilities available to it and (b) the proceeds of the Rights Issue, the working capital available to the Group is sufficient for its present requirements, that is for at least the next 12 months from the Announcement Date.

2.	Two copies of the Prospectus, together with evidence of approval by the Irish Stock Exchange and UK Listing Authority, each duly signed and dated by each of the Directors and the directors of Waterford Wedgwood UK or by his agent duly authorised in writing, together with two certified copies of the authority of any such agent.

3.	Two copies of the form of PAL.

4.	One signed original of the Verification Notes.

5.	A copy of:

(a)	the minutes of the meeting(s) of the Board and the meeting(s) of the board of directors of Waterford Wedgwood UK (or, in either case, a duly appointed committee thereof) as referred to in Clause 5.1, certified by the Secretary of the Company or the Secretary of Waterford Wedgwood UK, as appropriate, as having been duly passed; and

(b)	a copy of the minutes of the meeting of the Board and the meeting of the board of directors of Waterford Wedgwood UK appointing any committee referred to in sub-paragraph 5(a) above, certified by the Secretary of the Company or the Secretary of Waterford Wedgwood UK, as appropriate, as having been duly passed.

6.	The Working Capital Estimates.

7.	A copy (certified as aforesaid) of a duly executed power of attorney granted by each Director, or director of Waterford Wedgwood UK, as appropriate, in a form satisfactory to Sponsor acting reasonably.

8.	A copy (certified by a Director or the secretary of the Company or by a director or the secretary of Waterford Wedgwood UK, as appropriate) of a responsibility letter from or on behalf of each of the Directors and the directors of Waterford Wedgwood UK, in a form satisfactory to Sponsor acting reasonably, confirming his acceptance of responsibility for the Prospectus.

9.	A letter from the auditors of the Company addressed to Sponsor and the Company confirming the accuracy of the extraction of financial information in the Prospectus, in a form satisfactory to Sponsor acting reasonably.

10.	A letter from the Company to Sponsor and the Underwriter confirming that, save as disclosed in the Prospectus, there has been no significant change in the financial or trading position of the Group since the date to which the Group's most recent consolidated financial statements were published.

11.	A letter from the auditors of the Company addressed to Sponsor and the Company in a form acceptable to Sponsor, acting reasonably, reporting on the Working Capital Estimates and confirming that the statement as to sufficiency of working capital available to the Group as contained in the section of the Prospectus entitled "Working Capital" has been made after due and careful enquiry by the Company and that the persons or institutions providing finance have confirmed in writing that the relevant facilities exist, together with a copy of each such written confirmation.

12.	A letter from the Company addressed to Sponsor confirming that the Directors have had explained to them the nature of their responsibilities and obligations as directors of a listed company under the Listing Rules and confirming matters in relation to paragraph 2.13 of the Listing Rules.

13.	Schedule 3As and Form 1s duly executed for and on behalf of the Company.

14.	Two originals of the letter, specified in paragraph 5.5 of the Listing Rules, relating to the contents of the Prospectus, each duly signed by each of the Directors and the directors of Waterford Wedgwood UK or by his agent duly authorised in writing (and, in the case of execution by an agent, a certified copy of such authorisation).

15.	A letter from the Company addressed to Sponsor in substantially the form set out in the Fourth Schedule dated the Posting Date.

16.	The Enablement Letter.

17.	Evidence in a form satisfactory to Sponsor acting reasonably of the fulfilment of all of those Conditions contained in Clause 2.1 which fall to be fulfilled (and which have not been waived) on or prior to the Posting Date.

PART III

DELIVERY OF DOCUMENTS TO SPONSOR ON THE CLOSING DATE

A letter from the Company addressed to Sponsor in substantially the form set out in the Sixth Schedule dated the Closing Date.

PART IV

DELIVERY OF DOCUMENTS TO THE UNDERWRITER AT EXECUTION

1.	A copy of the resolutions of the Board and of the board of directors of Waterford Wedgwood UK approving:-

(i)	the Rights Issue and the Press Release; and

(ii)	this Agreement and its execution.

2.	A certified copy of the Press Release.

3.	A copy of the deed of undertaking and the relationship agreement entered into by Sir Anthony O'Reilly, Mr Peter John Goulandris and Waterford Wedgwood plc on or about the date of this agreement.

4.	A copy of the Form of Proxy and a copy of the circular published in connection with the Extraordinary General Meeting.

PART V

DELIVERY OF DOCUMENTS TO THE UNDERWRITER
ON OR PRIOR TO THE POSTING DATE

1.	Copies of the letters referred to in Part II of this Second Schedule (provided that, in relation to the letter from the auditors referred to in paragraph 2 thereof, the auditors have authorised the Company to disclose such letter to the Underwriter and the Company shall, subject to provision of any non-reliance or other form of letter from the Underwriter as may be required by the auditors, use reasonable endeavours to obtain such authorisation) and, in the case of letters referred to in paragraphs 1 and 4 of Part II, addressed to the Underwriter rather than Sponsor.

2.	The Working Capital Estimates.

3.	A copy of the Prospectus, together with evidence of approval by the Irish Stock Exchange and UK Listing Authority, each duly signed and dated by each of the Directors and the directors of Waterford Wedgwood UK or by his agent duly authorised in writing, together with a certified copy of the authority of any such agent.

4.	A copy of the form of PAL.

5.	One signed original of the Verification Notes.

6.	A copy of:

(a)	the minutes of the meeting(s) of the Board and the meeting(s) of the board of directors of Waterford Wedgwood UK (or, in either case, a duly appointed committee thereof) as referred to in Clause 5.1, certified by the Secretary of the Company or the Secretary of Waterford Wedgwood UK, as appropriate, as having been duly passed; and

(b)	a copy of the minutes of the meeting of the Board and the meeting of the board of directors of Waterford Wedgwood UK appointing any committee referred to in sub-paragraph 5(a) above, certified by the Secretary of the Company or the Secretary of Waterford Wedgwood UK, as appropriate, as having been duly passed.

7.	A copy (certified as aforesaid) of a duly executed power of attorney granted by each Director, or director of Waterford Wedgwood UK, as appropriate, in a form satisfactory to Sponsor acting reasonably.

8.	A copy (certified by a Director or the secretary of the Company or by a director or the secretary of Waterford Wedgwood UK, as appropriate) of a responsibility letter from or on behalf of each of the Directors and the directors of Waterford Wedgwood UK, in a form satisfactory to Sponsor acting reasonably, confirming his acceptance of responsibility for the Prospectus.

9.	A letter from the auditors of the Company addressed to Sponsor and the Company confirming the accuracy of the extraction of financial information in the Prospectus in a form satisfactory to Sponsor acting reasonably (provided that the auditors have authorised the Company to disclose such letter to the Underwriter and the Company shall, subject to provision of any non-reliance or other form of letter from the Underwriter as may be required by the auditors, use reasonable endeavours to obtain such authorisation).

10.	A letter from the Company addressed to the Underwriter confirming the sufficiency of working capital available to the Group in a form satisfactory to the Underwriter acting reasonably.

11.	A letter from the Company to the Underwriter confirming that, save as disclosed in the Prospectus, there has been no significant change in the financial or trading position of the Group since the date to which the Group's most recent consolidated financial statements were published.

12.	A certified copy of the letter from the auditors of the Company addressed to Sponsor and the Company in a form acceptable to Sponsor, acting reasonably, reporting on the Working Capital Estimates and confirming that the statement as to sufficiency of working capital available to the Group, as contained in the section of the Prospectus entitled "Working Capital" has been made after due and careful enquiry by the Company and that the persons or institutions providing finance have confirmed in writing that the relevant facilities exist, together with a copy of each such written confirmation (provided that the auditors have authorised the Company to disclose such letter to the Underwriter and the Company shall, subject to provision of any non- reliance or other form of letter from the Underwriter as may be required by the auditors, use reasonable endeavours to obtain such authorisation).

14.	A letter from the Company addressed to the Underwriter in substantially the form set out in the Fifth Schedule dated the Posting Date.

15.	Evidence in a form satisfactory to the Underwriter, acting reasonably, of the fulfilment of all of those conditions contained in Clause 2.1 which fall to be fulfilled (and which have not been waived) on or prior to the Posting Date.

PART VI

DELIVERY OF DOCUMENTS TO THE UNDERWRITER ON THE CLOSING DATE

A letter from the Company addressed to the Underwriter in substantially the form set out in the Seventh Schedule dated the Closing Date.

THIRD SCHEDULE

WARRANTIES AND REPRESENTATIONS FOR THE BENEFIT OF SPONSOR (GIVEN ON THE DATE OF THIS AGREEMENT AND ON THE POSTING DATE)

PART I

1.	The implementation of the Rights Issue, and the publication and despatch of the Rights Issue Documents, will comply in all respects with the relevant provisions of the Companies Acts, the Regulations, the CREST Regulations, the Listing Rules and all other relevant laws and regulations and will comply in all material respects with, and will not infringe, any agreements and obligations to which the Company or any of the Subsidiary Undertakings is a party or by which the Company or any of the Subsidiary Undertakings is bound.

2.	All sums due in respect of the issued capital of each member of the Group have been paid to and received by the relevant member of the Group and there are no authorised but unissued shares or outstanding options or other rights to subscribe for or call for the allotment of any share or loan capital of any member of the Group other than those disclosed in the Group's most recently published annual consolidated financial statements.

3.	Subject to the passing of the Waiver Resolution, the Resolutions, the Increase/Authorisation Resolution, the Board Resolutions and to the resolutions referred to in Clause 5.1(b), the Company, the Directors and Waterford Wedgwood UK and its directors have all necessary power under the Memorandum and Articles of Association of the Company and Waterford Wedgwood UK, and all authorisations, approvals, consents and licences required by the Company and Waterford Wedgwood UK have been unconditionally obtained and are in full force and effect, to permit the Company and Waterford Wedgwood UK to allot and issue the Rights Issue Units, and to permit the Company to enter into this Agreement and to perform its obligations under this Agreement.

4.	The creation, allotment and issue of the Rights Issue Units will, subject to the passing of the Increase/Authorisation Resolution and the Resolutions, not infringe or exceed any limits, powers or restrictions or the terms of any contract, obligation or commitment whatsoever of the Company or Waterford Wedgwood UK.

5.	None of the owners or holders of shares in the Company or Waterford Wedgwood UK will, following Admission, have any rights, in their capacity as such, in relation to the Company or Waterford Wedgwood UK, as the case may be, other than as set out in the relevant Articles of Association of the Company or Waterford Wedgwood UK.

6.	The Rights Issue Units will be allotted and issued in accordance with the Rights Issue Documents free from all encumbrances, claims, liens or other third party rights of whatsoever nature.

7.	The Rights Issue Units will, as from the date when they become Fully Paid Rights, rank pari passu in all respects with the Stock Units then in issue and, in particular, will, after such date, rank in full for all dividends and other distributions declared, paid or made on the Stock Units after the date of their allotment (nil paid).

8.	All written information supplied to Sponsor or its agents or advisors by the Company or, to the extent authorised by the Company, by its agents or advisors for the purposes of the Rights Issue and the arrangements contemplated by this Agreement is true and accurate in all material respects and all forecasts and estimates given or implied have been made after due and proper consideration.

PART II

WARRANTIES AND REPRESENTATIONS FOR THE BENEFIT OF SPONSOR (GIVEN ON THE DATE OF THIS AGREEMENT AND ON THE POSTING DATE)

In this Part II references to the Company shall, except where the context otherwise requires, be deemed to include additional and separate references also to each Subsidiary Undertaking, whether or not it was a subsidiary of the Company at the relevant time.

1.	Since the Accounts Date, save as disclosed in the press release dated 4 May, 2005, the circular from the Company to its shareholders dated 27 May 2005, the preliminary year end results dated 16 June, 2005, and the Prospectus from the Company to its shareholders dated on or about 27 June 2005, (unless disclosure of any of the matters set out in paragraphs (a) to (e) below would not be required in order to prevent the Prospectus being untrue, inaccurate or misleading in any material respect):

(a)	the Company has carried on its business in the ordinary and usual course;

(b)	there has been no significant material adverse change in the financial or trading position of the Group taken as a whole;

(c)	the Company has not disposed of any of its assets other than in the ordinary course of trading and has not entered into any material contract or commitment of an unusual and/or unusually onerous nature or assumed any material liabilities (including contingent liabilities);

(d)	the Company has not paid or made any payment or transfer to shareholders of any dividend, bonus, loan or distribution; and

(e)	the Company has not incurred any tax liability which could reasonably be considered material in respect of carrying on its business in the ordinary course.

2.	Save as disclosed in the Form 20 F filed by the Company on 30 September, 2004 and the Prospectus from the Company to its shareholders dated on or about 27 June 2005, the Company is not engaged in any litigation, arbitration or similar proceedings of material importance in the context of the Group nor, so far as the Company is aware, are any such litigation, arbitration or similar proceedings threatened or pending and there are no circumstances known to the Company, after due and careful enquiry, which are likely to give rise to any such litigation, arbitration or similar proceedings.

3.	The Company has not taken any action, nor have legal proceedings started or been threatened against the Company for its winding up or dissolution or for it to enter into any arrangement with or composition for the benefit of creditors, or for the appointment of a receiver, administrator, examiner, administrative receiver, trustee or similar officer of the Company or any of its properties, revenues or other assets.

4.	No event has occurred or, to the best of the knowledge, information and belief of the Company, is about to occur by reason of the happening of which any secured or unsecured borrowings of the Company, in an amount material as against the overall borrowings of the Group taken as a whole, have become or would with the giving of notice or the lapse of time become repayable prior to maturity.

5.	Save for grants of options under the Share Option Schemes and the Employee Participation Schemes or pursuant to the Company's scrip dividend plan there are in force no options or other agreements or arrangements which call for the issue to any person or accord to any person the right to call for the issue of any shares in the capital of the Group or any other securities of any member of the Group.

6.	The execution of this Agreement and the consummation of the transactions contemplated by it will not, nor is likely to, cause the Company or any of the Subsidiary Undertakings to lose the benefit of any material right or privilege which it presently enjoys or any person who normally does business with the Company or the relevant Subsidiary Undertakings not to continue to do so on the same basis.

7.	No event has occurred or, to the best of the knowledge, information and belief of the Company, is subsisting which constitutes or would constitute a material default under, or result in the acceleration by reason of default of, any material obligations under any agreement, undertaking, instrument or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets are bound and which would in any such case have a material adverse effect on the business, assets prospects or condition of the Group taken as a whole.

8.	Each member of the Group has been duly incorporated and has full corporate power and authority to carry on its business as at the date this Warranty is given or repeated and has carried on such business in compliance with all legal requirements applicable to such business (save where the failure to do so would not have a material adverse effect on the Group taken as a whole) and as far as the Company is aware having made due and careful enquiry, each member of the Group holds all licences, permissions, authorisations and consents necessary to enable it to carry on the same business in all material respects as hitherto carried on (including, without limitation, all necessary planning and other consents or permissions in relation to the properties owned or occupied by it and all consents, authorisations and licences required under environmental and health and safety legislation) and so far as the Company is aware all such licences, permissions, authorisations and consents are in full force and effect and so far as the Company is aware there are no circumstances which indicate that any of them is reasonably likely to be revoked, rescinded, avoided or repudiated or not renewed in whole, or in part, in the ordinary course of events.

9.	With respect to the Accounts and each announcement made by or on behalf of the Company to either of the Stock Exchanges or the UK Listing Authority since the date of publication of the Accounts, at the date that the Accounts were published or, as the case may be, at the date such announcement was made, all statements contained therein (other than expressions of opinion, intention or expectation of the Directors) were true and fair in all material respects and not misleading in any material respect and, in accordance with the facts and do not omit anything likely to affect the import of such statements and all expressions of opinion, intention or expectation of the Directors contained therein were when made fair and honestly held by the Directors and had been made on reasonable grounds and were fairly based and so far as the Company is aware, none of the statements or expressions were or are rendered misleading in any material respect by the omission of any information.

10.	Since the Accounts Date all information required by Rules 9.1 and 9.2 of the Listing Rules has been notified to the Stock Exchanges.

11.	The entry into this Agreement and the performance by the Company of its obligations under this Agreement, including the offer, allotment and issue of the Rights Issue Units in accordance with the Rights Issue Documents and the provisions of this Agreement will comply with the Articles of Association of the Company and Waterford Wedgwood UK, FSMA, the Listing Rules and all other relevant laws and regulations of the United Kingdom and Ireland.

12.	The amounts borrowed by the Company do not exceed any limitation on its borrowing contained in its Articles of Association and any debenture or other deed or document binding upon it and the Company has no outstanding loan capital and has not engaged in financing of a type which would not require to be shown or reflected in audited accounts (other than factoring of its debts) or borrowed any money which it has not repaid, save for borrowings specified in the Prospectus.

13.	The Company maintains appropriate insurance cover against fire and other risks upon all its assets and public and employer's liability, taking into account the nature and scale of its activities and the provisions of agreements binding upon it and such insurance is now in force and the Company is not aware of any fact or matter which would lead to any such insurance being vitiated or repudiated and there is no claim which is material in the context of the Group taken as a whole which is pending or outstanding and all premiums in respect of such insurances have been duly paid.

PART III

WARRANTIES AND REPRESENTATIONS FOR THE BENEFIT OF SPONSOR (GIVEN ON THE POSTING DATE ONLY)

1.	All statements of fact contained in the Rights Issue Documents are true and accurate and not misleading. All statements of opinion, intention or expectation contained in the Rights Issue Documents are made on reasonable grounds after due and proper consideration, are fair and honest, and there are no facts known or which could on reasonable enquiry have been known to the Company which are not disclosed in the Prospectus the omission of which would make misleading in any material respect any statement therein, whether of fact or opinion, and in particular:

(a)	the financial information contained in the Prospectus gives a true and fair view of the profits and source of funds and cash flows for the financial period covered by the report and of the state of affairs of the Group as at the end of such financial period;

(b)	the reasons for the Rights Issue are fairly and accurately described in the Prospectus;

(c)	the Pro Forma Consolidated Balance Sheet included in the Prospectus has been properly compiled on the basis of the Group's audited consolidated financial statements for the twelve months ended 31 March 2005, as adjusted for the acquisition of Royal Doulton plc and its subsidiaries and the net proceeds of the Rights Issue;

(d)	the interests (if any) of the Directors in the share capital of the Company and in contracts and arrangements with the Company are fairly and accurately described in the Prospectus; and

(e)	the Company has no material subsidiaries other than those identified in the Prospectus and the Company is not itself the subsidiary of any other company.

2.	The Prospectus contain all such information as investors and their professional advisers would reasonably require and reasonably expect to find in the Prospectus for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group and of the rights attaching to the Stock Units.

3.	All statements made by or with the express authority of the Company in connection with the Application for certain information to be omitted from the Prospectus as being inapplicable or of minor importance only and not such as would influence assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group or any other reason permitted by the applicable Listing Rules, were when made, and continue to be, true and accurate in all material respects.

4.	The answers to the Verification Notes have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and are believed by the Company to be true, complete and accurate in all material respects.

5.	The Working Capital Estimates have been approved by the Board and have been prepared after due and careful enquiry and on the basis and assumptions stated in the Working Capital Estimates, which the Company believes to be reasonable.

6.	Upon satisfaction of the Conditions and subject to the Underwriter complying with its underwriting obligations contained in Clause 6 of this Agreement, the Group will have sufficient working capital for at least the period of 12 months following the Posting Date.

7.	Except pursuant to those pension arrangements disclosed in the Prospectus or in the audited accounts made up to the Accounts Date, the Company is not under any liability or obligation (whether or not legally enforceable) which is material to the Group taken as a whole to pay, provide or contribute towards any retirement, death or disability benefit for or in respect of any past officer or employee (or any spouse, child or dependant of any of them) of the Company.

8.	The Company has not done or omitted to do any act, matter or thing in respect of any agreement relating to intellectual property material to the Group taken as a whole which would impinge (to an extent which is material to the Group taken as a whole) upon the validity or enforceability of the same or upon the right of the Company to use the same nor are there any outstanding obligations of the Company whether as to payment or otherwise which if left outstanding would so impinge and which have not been provided for in the audited accounts of the Company for the year ended 31 March 2005. Save as disclosed in the Prospectus, the Company owns or licences all intellectual property material to the Group taken as a whole relating to the business of the Company free from all liens, charges and encumbrances and none of such intellectual property is the subject of any claim, opposition, assertion, infringement, attack, right, action or other restriction or arrangement of whatsoever nature which does or may impinge upon the validity, enforceability or ownership of the same or the utilisation thereof by the Company to an extent which is material in the context of the Group. To the best of the knowledge, information and belief of the Company, having made due and careful enquiry, none of the activities of the Company infringes any right of any other person relating to intellectual property.

PART IV

WARRANTIES AND REPRESENTATIONS FOR THE BENEFIT OF THE UNDERWRITER (GIVEN ON THE DATE OF THIS AGREEMENT AND ON THE POSTING DATE)

1.	The implementation of the Rights Issue, and the publication and despatch of the Rights Issue Documents, will comply in all respects with the relevant provisions of the Companies Acts, the Regulations, the CREST Regulations, the Listing Rules and all other relevant laws and regulations and will comply in all material respects with, and will not infringe, any agreements and obligations to which the Company or any of the Subsidiary Undertakings is a party or by which the Company or any of the Subsidiary Undertakings is bound.

2.	All sums due in respect of the issued capital of each member of the Group have been paid to and received by the relevant member of the Group and there are no authorised but unissued shares or outstanding options or other rights to subscribe for or call for the allotment of any share or loan capital of any member of the Group other than those disclosed in the Group's most recently published annual consolidated financial statements.

3.	Subject to the passing of the Waiver Resolution, the Resolutions, the Increase/Authorisation Resolution, the Board Resolutions and to the resolutions referred to in Clause 5.l(b), the Company, the Directors and Waterford Wedgwood UK and its directors have all necessary power under the Memorandum and Articles of Association of the Company and Waterford Wedgwood UK and all authorisations, approvals, consents and licences required by the Company and Waterford Wedgwood UK have been unconditionally obtained and are in full force and effect, to permit the Company and Waterford Wedgwood UK to allot and issue the Rights Issue Units, and to permit the Company to enter into this Agreement and to perform its obligations under this Agreement.

4.	The creation, allotment and issue of the Rights Issue Units will, subject to the passing of the Increase/Authorisation Resolution and the Resolutions, not infringe or exceed any limits, powers or restrictions or the terms of any contract, obligation or commitment whatsoever of the Company or Waterford Wedgwood UK.

5.	None of the owners or holders of shares in the Company or Waterford Wedgwood UK will, following Admission, have any rights, in their capacity as such, in relation to the Company or Waterford Wedgwood UK, as the case may be, other than as set out in the relevant Articles of Association of the Company or Waterford Wedgwood UK.

6.	The Rights Issue Units will be allotted and issued in accordance with the Rights Issue Documents free from all encumbrances, claims, liens or other third party rights of whatsoever nature.

7.	The Rights Issue Units will, as from the date when they become Fully Paid Rights, rank pari passu in all respects with the Stock Units then in issue and, in particular, will, after such date, rank in full for all dividends and other distributions declared, paid or made on the Stock Units after the date of their allotment (nil paid).

8.	All written information supplied to Sponsor or its agents or advisors by the Company or, to the extent authorised by the Company, by its agents or advisors for the purposes of the Rights Issue and the arrangements contemplated by this Agreement is true and accurate in all material respects and all forecasts and estimates given or implied have been made after due and proper consideration.

PART V

WARRANTIES AND REPRESENTATIONS FOR THE BENEFIT OF THE UNDERWRITER (GIVEN ON THE DATE OF THIS AGREEMENT AND ON THE POSTING DATE)

In this Part V references to the Company shall, except where the context otherwise requires, be deemed to include additional and separate references also to each Subsidiary Undertaking, whether or not it was a subsidiary of the Company at the relevant time.

1.	Since the Accounts Date, save as disclosed in the press release dated 4 May, 2005, the circular from the Company to its shareholders dated 27 May 2005, the preliminary year end results dated 16 June 2005 and the Prospectus from the Company to its shareholders dated on or about 27 June 2005, (unless disclosure of any of the matters set out in paragraphs (a) to (e) below would not be required in order to prevent the Prospectus being untrue, inaccurate or misleading m any material respect):

(a)	the Company has carried on its business in the ordinary and usual course;

(b)	there has been no significant material adverse change in the financial or trading position of the Group taken as a whole;

(c)	the Company) has not disposed of any of its assets other than in the ordinary course of trading and has not entered into any material contract or commitment of an unusual and/or unusually onerous nature or assumed any material liabilities (including contingent liabilities);

(d)	the Company has not paid or made any payment or transfer to shareholders of any dividend, bonus, loan or distribution; and

(e)	the Company has not incurred any tax liability which could reasonably be considered material in respect of carrying on its business in the ordinary course.

2.	Save as disclosed in the Form 20-F filed by the Company on 30 September, 2004 and the Prospectus from the Company to its shareholders dated on or about 27 June 2005, the Company is not engaged in any litigation, arbitration or similar proceedings of material importance in the context of the Group nor, so far as the Company is aware, are any such litigation, arbitration or similar proceedings threatened or pending and there are no circumstances known to the Company, after due and careful enquiry, which are likely to give rise to any such litigation, arbitration or similar proceedings.

3.	The Company has not taken any action, nor have legal proceedings started or been threatened against the Company for its winding up or dissolution or for it to enter into any arrangement with or composition for the benefit of creditors, or for the appointment of a receiver, administrator, examiner, administrative receiver, trustee or similar officer of the Company or any of their properties, revenues or other assets.

4.	No event has occurred or, to the best of the knowledge, information and belief of the Company, is about to occur by reason of the happening of which any secured or unsecured borrowings of the Company, in an amount material as against the overall borrowings of the Group taken as a whole, have become or would with the giving of notice or the lapse of time become repayable prior to maturity.

5.	Save for grants of options under the Share Option Schemes and the Employee Participation Schemes or pursuant to the Company's scrip dividend plan there are in force no options or other agreements or arrangements which call for the issue to any person or accord to any person the right to call for the issue of any shares in the capital of the Group or any other securities of any member of the Group.

6.	The execution of this Agreement and the consummation of the transactions contemplated by it will not, nor is likely to, cause the Company or any of the Subsidiary Undertakings to lose the benefit of any material right or privilege which it presently enjoys or any person who normally does business with the Company or the relevant Subsidiary Undertakings not to continue to do so on the same basis.

7.	No event has occurred or, to the best of the knowledge, information and belief of the Company, is subsisting which constitutes or would constitute a material default under, or result in the acceleration by reason of default of, any material obligations under any agreement, undertaking, instrument or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets are bound and which would in any such case have a material adverse effect on the business, assets, prospects or condition of the Group taken as a whole.

8.	Each member of the Group has been duly incorporated and has full corporate power and authority to carry on its business as at the date this Warranty is given or repeated and has carried on such business in compliance with all legal requirements applicable to such business (save where the failure to do so would not have a material adverse effect on the Group taken as a whole) and as far as the Company is aware, having made due and careful enquiry, each member of the Group holds all licences, permissions, authorisations and consents necessary to enable it to carry on the same business in all material respects as hitherto carried on (including, without limitation, all necessary planning and other consents or permissions in relation to the properties owned or occupied by it and all consents, authorisations and licences required under environmental and health and safety legislation) and so far as the Company is aware all such licences, permissions, authorisations and consents are in full force and effect and so far as the Company is aware there are no circumstances which indicate that any of them is reasonably likely to be revoked, rescinded, avoided or repudiated or not renewed in whole, or in part, in the ordinary course of events.

9.	With respect to the Accounts and each announcement made by or on behalf of the Company to either of the Stock Exchanges or the UK Listing Authority since the date of publication of the Accounts, at the date that the Accounts were published or, as the case may be, at the date such announcement was made, all statements contained therein (other than expressions of opinion, intention or expectation of the Directors) were true and fair in all material respects and not misleading in any material respect and are in accordance with the facts and do not omit anything likely to affect the import of such statements and all expressions of opinion, intention or expectation of the Directors contained therein were when made fair and honestly held by the Directors and had been made on reasonable grounds and were fairly based and so far as the Company is aware, none of the statements or expressions were or are rendered misleading in any material respect by the omission of any information.

10.	Since the Accounts Date all information required by Rules 9.1 and 9.2 of the Listing Rules has been notified to the Stock Exchanges.

11.	The entry into this Agreement and the performance by the Company of its obligations under this Agreement, including the offer, allotment and issue of the Rights Issue Units in accordance with the Rights Issue Documents and the provisions of this Agreement will comply with the Articles of Association of the Company and Waterford Wedgwood UK, FSMA, the Listing Rules and all other relevant laws and regulations of the United Kingdom and Ireland.

12.	The amounts borrowed by the Company do not exceed any limitation on its borrowing contained in its Articles of Association and any debenture or other deed or document binding upon it and the Company has no outstanding loan capital and has not engaged in financing of a type which would not require to be shown or reflected in audited accounts (other than factoring of its debts) or borrowed any money which it has not repaid, save for borrowings specified in the Prospectus.

13.	The Company maintains appropriate insurance cover against fire and other risks upon all its assets and public and employer's liability, taking into account the nature and scale of its activities and the provisions of agreements binding upon it and such insurance is now in force and the Company is not aware of any fact or matter which would lead to any such insurance being vitiated or repudiated and there is no claim which is material in the context of the Group taken as a whole which is pending or outstanding and all premiums in respect of such insurances have been duly paid.

PART VI

WARRANTIES AND REPRESENTATIONS FOR THE BENEFIT OF THE UNDERWRITER (GIVEN ON THE POSTING DATE ONLY)

1.	All statements of fact contained in the Rights Issue Documents are true and accurate and not misleading. All statements of opinion, intention or expectation contained in the Rights Issue Documents are made on reasonable grounds after due and proper consideration, are fair and honest, and there are no facts known or which could on reasonable enquiry have been known to the Company which are not disclosed in the Prospectus the omission of which would make misleading in any material respect any statement therein, whether of fact or opinion, and in particular:

(a)	the financial information contained in the Prospectus gives a true and fair view of the profits and source of funds and cash flows for the financial period covered by the report and of the state of affairs of the Group as at the end of such financial period;

(b)	the reasons for the Rights Issue are fairly and accurately described in the Prospectus;

(c)	the Pro Forma Consolidated Balance Sheet included in the Prospectus has been properly compiled on the basis of the Group's audited consolidated financial statements for the twelve months ended 31 March 2005, as adjusted for the acquisition of Royal Doulton plc and its subsidiaries and the net proceeds of the Rights Issue;

(d)	the interests (if any) of the Independent Directors in the share capital of the Company and in contracts and arrangements with the Company are fairly and accurately described in the Prospectus; and

(e)	the Company has no material subsidiaries other than those identified in the Prospectus and the Company is not itself the subsidiary of any other company.

2.	The Prospectus contain all such information as investors and their professional advisers would reasonably require and reasonably expect to find in the Prospectus for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group and of the rights attaching to the Stock Units.

3.	All statements made by or with the express authority of the Company in connection with the Application for certain information to be omitted from the Prospectus as being inapplicable or of minor importance only and not such as would influence assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group or any other reason permitted by the applicable Listing Rules, were when made, and continue to be, true and accurate in all material respects.

4.	The Working Capital Estimates have been approved by the Board and have been prepared after due and careful enquiry and on the basis and assumptions stated in the Working Capital Estimates, which the Company believes to be reasonable.

5.	The answers to the Verification Notes have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and are believed by the Company to be true, complete and accurate in all material respects.

6.	Upon satisfaction of the Conditions and subject to the Underwriter complying with its underwriting obligations contained in Clause 6 of this Agreement, the Group will have sufficient working capital for at least the period of 12 months following the Posting Date.

7.	Except pursuant to those pension arrangements disclosed in the Prospectus or in the audited accounts made up to the Accounts Date, the Company is not under any liability or obligation (whether or not legally enforceable) which is material to the Group taken as a whole to pay, provide or contribute towards any retirement, death or disability benefit for or in respect of any past officer or employee (or any spouse, child or dependant of any of them) of the Company.

8.	The Company has not done or omitted to do any act, matter or thing in respect of any agreement relating to intellectual property material to the Group taken as a whole which would impinge (to an extent which is material to the Group taken as a whole) upon the validity or enforceability of the same or upon the right of the Company to use the same nor are there any outstanding obligations of the Company whether as to payment or otherwise which if left outstanding would so impinge and which have not been provided for in the audited accounts of the Company for the year ended 31 March 2005. Save as disclosed in the Prospectus, the Company owns or licences all intellectual property material to the Group taken as a whole relating to the business of the Company free from all liens, charges and encumbrances and none of such intellectual property is the subject of any claim, opposition, assertion, infringement, attack, right, action or other restriction or arrangement of whatsoever nature which does or may impinge upon the validity, enforceability or ownership of the same or the utilisation thereof by the Company to an extent which is material in the context of the Group. To the best of the knowledge, information and belief of the Company, having made due and careful enquiry, none of the activities of the Company infringes any right of any other person relating to intellectual property.

FOURTH SCHEDULE

LETTER OF CONFIRMATION FROM THE COMPANY TO SPONSOR (GIVEN ON THE POSTING DATE)

[Date] 2005

TO:	J & E Davy Davy House 49 Dawson Street Dublin 2

Dear Sirs

Proposed Rights Issue of 1,691,857,115 Units by Waterford Wedgwood plc at a price of €0.06 per New Stock Unit (the "Rights Issue")

We refer to the Rights Issue and to the Underwriting Agreement relating thereto dated 20 June 2005 (the "Underwriting Agreement"). Words and expressions defined in the Underwriting Agreement have the same meaning herein.

The Company hereby confirms to Sponsor that the Company has complied with its obligations under Clauses 2, 3, 4 and 5 of the Underwriting Agreement solely to the extent such obligations fall to be performed prior to the date hereof.

Subject to the limitations contained in Clause 10.7 of the Underwriting Agreement, the Company hereby confirms that none of the representations and warranties given by it to Sponsor in Clause 10 of the Underwriting Agreement is breached or untrue or inaccurate or misleading in any respect when made, none of such representations and warranties would be breached or untrue or inaccurate or misleading in any respect were it to be repeated by reference to the facts and circumstances subsisting at the date hereof and none of the undertakings contained in Clause 10 of the Underwriting Agreement has been breached by the Company.

Yours faithfully

______________________________
Director
For and on behalf of Waterford Wedgwood plc

FIFTH SCHEDULE

LETTER OF CONFIRMATION FROM THE COMPANY TO THE UNDERWRITER (GIVEN ON THE POSTING DATE)

[Date] 2005

TO:	Birchfield Holdings Limited PO Box N-858 Lyford Manor Lyford Cay Nassau Bahamas

Dear Sirs

Proposed Rights Issue of 1,691,857,115 Units by Waterford Wedgwood plc at a price of €0.06 per New Stock Unit (the "Rights Issue")

We refer to the Rights Issue and to the Underwriting Agreement relating thereto dated 20 June 2005 (the "Underwriting Agreement"). Words and expressions defined in the Underwriting Agreement have the same meaning herein.

The Company hereby confirms to the Underwriter that the Company has complied with its obligations under Clauses 2, 3, 4 and 5 of the Underwriting Agreement solely to the extent such obligations fall to be performed prior to the date hereof.

Subject to the limitations contained in Clause 10.7 of the Underwriting Agreement (solely to the extent that clause applies to claims brought by the Underwriter), the Company hereby confirms that none of the representations and warranties given by it to the Underwriter in Clause 10 of the Underwriting Agreement is breached or untrue or inaccurate or misleading in any respect when made, none of such representations and warranties would be breached or untrue or inaccurate or misleading in any respect were it to be repeated by reference to the facts and circumstances subsisting at the date hereof and none of the undertakings contained in Clause 10 of the Underwriting Agreement has been breached by the Company.

Yours faithfully

______________________________
Director
For and on behalf of Waterford Wedgwood plc

SIXTH SCHEDULE

LETTER OF CONFIRMATION FROM THE COMPANY TO SPONSOR (GIVEN ON THE CLOSING DATE)

[Closing Date]

TO:	J & E Davy Davy House 49 Dawson Street Dublin 2

Dear Sirs

Proposed Rights Issue of 1,691,857,115 Units by Waterford Wedgwood plc at a price of €0.06 per New Stock Unit (the "Rights Issue")

We refer to the Rights Issue and to the Underwriting Agreement relating thereto dated 20 June 2005 (the "Underwriting Agreement"). Words and expressions defined in the Underwriting Agreement have the same meaning herein.

The Company hereby confirms to Sponsor that the Company has complied with its obligations under Clauses 2, 3, 4 and 5 of the Underwriting Agreement solely to the extent such obligations fall to be performed prior to the date hereof.

Subject to the limitations contained in Clause 10.7 of the Underwriting Agreement, the Company hereby confirms that none of the undertakings contained in Clause 10 of the Underwriting Agreement has been breached by the Company.

Yours faithfully

______________________________
Director
For and on behalf of Waterford Wedgwood plc

SEVENTH SCHEDULE

LETTER OF CONFIRMATION FROM THE COMPANY TO THE UNDERWRITER (GIVEN ON THE CLOSING DATE)

[Closing Date]

TO:	Birchfield Holdings Limited PO Box N-858 Lyford Manor Lyford Cay Nassau Bahamas

Dear Sirs

Proposed Rights Issue of 1,691,857,115 Units by Waterford Wedgwood plc at a price of €0.06 per New Stock Unit (the "Rights Issue")

We refer to the Rights Issue and to the Underwriting Agreement relating thereto dated 20 June 2005 (the "Underwriting Agreement"). Words and expressions defined in the Underwriting Agreement have the same meaning herein.

The Company hereby confirms to the Underwriter that the Company has complied with its obligations under Clauses 2, 3, 4 and 5 of the Underwriting Agreement solely to the extent such obligations fall to be performed prior to the date hereof.

Subject to the limitations contained in Clause 10.7 of the Underwriting Agreement (solely to the extent that clause applies to claims brought by the Underwriter), the Company hereby confirms that none of the undertakings contained in Clause 10 of the Underwriting Agreement has been breached by the Company.

Yours faithfully

______________________________
Director
For and on behalf of Waterford Wedgwood plc

SIGNED by	Tony Garry
duly authorised
for and on behalf of
J&E DAVY
in the presence of:	Breeda McRann Secretary 49 Dawson Street Dublin 2

SIGNED by	Patrick Dowling
duly authorised
for and on behalf of
WATERFORD WEDGWOOD plc
in the presence of:	Ken Casey Solicitor Dublin 2

SIGNED by	Tim J.Scanlon
duly authorised
for and on behalf of
BIRCHFIELD HOLDINGS LIMITED
in the presence of:	Éanna Mellett Solicitor, 30 Herbert Street, Dublin 2